RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                   AMNEX, INC.

                        (AS AMENDED THROUGH MAY 14, 1997)

     (1) The name of the corporation is AMNEX, Inc. (the "Corporation").

     (2) The Corporation is formed to engage in any act or activity for which corporations may be organized under the Business Corporation Law of the State of New York, provided that it is not formed to engage in any act or activity which requires the consent or approval of any state official, department, board, agency, or other body without such consent or approval first being obtained.

     (3) The office of the Corporation in the State of New York shall be located in the County of New York.

     (4) (a) The aggregate number of shares of stock which the Corporation shall have the authority to issue is Seventy-five Million (75,000,000) of which Seventy Million (70,000,000) are Common Shares, $.001 par value per share, and Five Million (5,000,000) are Preferred Shares, $.001 par value per share.

     (b) The Board of Directors hereby is vested with the authority to provide for the issuance of the Preferred Shares, at any time and from time to time, in one or more series, each of such series to have such voting powers, designations, preferences and

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relative  participating,   optional,  conversion  and  other  rights,  and  such
qualifications, limitations or restrictions thereon as expressly provided in the resolution or resolutions duly adopted by the Board of Directors providing for the issuance of such shares or series thereof. The authority which hereby is vested in the Board of Directors shall include, but not be limited to, the authority to provide for the following matters relating to each series of the Preferred Shares:

                       (i)   The designation of any series.

                       (ii) The number of shares initially constituting any such series.

                       (iii) The increase, and the decrease, to a number not less than the number of the outstanding shares of any such series, of the number of shares constituting such series theretofore fixed.

                       (iv) The rate or rates and the times at which dividends on the Preferred Shares or any series thereof shall be paid, and whether or not such dividends shall be cumulative, and, if such dividends shall be cumulative, the date or dates from and after which they shall accumulate.

                       (v) Whether or not the Preferred Shares or series thereof shall be redeemable, and, if such shares shall be

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redeemable,  the terms and  conditions  of such  redemption,  including  but not limited to the date or dates upon or after which such shares shall be redeemable and the amount per share which shall be payable upon such redemption, which amount may vary under different conditions and at different redemption dates.

                       (vi) The amount payable on the Preferred Shares or series thereof in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided, however, that the holders of shares ranking senior to other shares shall be entitled to be paid, or to have set apart for payment, not less than the liquidation value of such shares before the holders of the Common Shares or the holders of any other series of Preferred Shares ranking junior to such shares.

                       (vii) Whether or not the Preferred Shares or series thereof shall have voting rights, in addition to the voting rights provided by law, and, if such shares shall have such voting rights, the terms and conditions thereof, including but not limited to the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other class or series of Preferred Shares and the right to have more than one vote per share.

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                      (viii) Whether or not a sinking fund shall be provided for the redemption of the Preferred Shares or series thereof, and, if such a sinking fund shall be provided, the terms and conditions thereof.

                       (ix) Whether or not a purchase fund shall be provided for the Preferred Shares or series thereof, and, if such a purchase fund shall be provided, the terms and conditions thereof.

                       (x) Whether or not the Preferred Shares or series thereof shall have conversion privileges, and, if such shares shall have conversion privileges, the terms and conditions of conversion, including but not limited to any provision for the adjustment of the conversion rate or the conversion price.

                         (xi) Any other relative rights, preferences,
qualifications, limitations and restrictions.

                  (c) Series A Preferred Shares. A series of Preferred Shares is hereby created, to be limited in amount to 30,000 of the 5,000,000 authorized but unissued Preferred Shares. The designation, relative rights, powers, preferences, qualifications and limitations are as follows:

         (i) Designation of Series. The designation of the series of Preferred Shares created hereby shall be Series A

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                  Preferred Shares (hereinafter the "Series A Preferred
                  Shares").

         (ii)     Dividends.

                  (A) The holders of Series A Preferred Shares, in preference to the holders of Common Shares, shall be entitled to receive, when and as declared by the Board of Directors, dividends at the rate of eight dollars ($8.00) per share per annum, and no more. Subject to the requirements of applicable law, dividends on the Series A Preferred Shares shall be payable annually, when and as declared by the Board of Directors, commencing in 1993. Such dividends on the Series A Preferred Shares shall be cumulative so that if all or any part of such dividends shall not have been paid or distributed in any year, or declared and set apart, the amount of the deficiency (without interest) shall be paid or distributed, or declared and set apart, before any dividend or other distribution shall be paid upon, or declared and set apart for, Common Shares. Declared but unpaid dividends shall not bear interest.

                  (B) Except as hereinafter provided and subject to the requirements of applicable law, including, without limitation, the obtaining of any necessary approvals or consents from the holders of the Common Shares of the Corporation, any dividend declared on the Series A Preferred Shares shall be paid in cash or, at the option of the Corporation, in Common Shares of the Corporation having a market price, on the day immediately preceding the date on which such dividend is declared (the "Valuation Date"), equal to the amount of the dividend. As used herein, the term "market price" shall mean the closing selling price or, if not available, the mean of the closing bid and asked prices, or, if not available, the mean of the highest bid and lowest asked prices, of the Common Shares as quoted on a national securities exchange, or in the over-the-counter market as reported by NASDAQ or, if not available, by the National Quotation Bureau, Incorporated, as the case may be, or, if there is no selling or bid or asked price on a particular day, then the closing selling price or, if not available, the

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                  mean  of  the  closing  bid  and  asked  prices,  or,  if  not available, the mean of the highest bid and lowest asked prices on the nearest trading date before that day and for which such prices are available, and if the Common Shares are not listed on such an exchange or traded in such a market on the Valuation Date, then the market price shall be determined by the Board of Directors by taking into consideration all
                  relevant   factors,   including,   but  not  limited  to,  the
                  Corporation's  net  worth,   prospective   earning  power  and
                  dividend paying capacity.

         (iii) Voting Rights. The holders of the Series A Preferred Shares shall be entitled to vote on all matters at all meetings of the shareholders of the Corporation, and shall be entitled to such number of votes for each Series A Preferred Share entitled to vote at such meetings as is set forth below, voting together with the holders of Common Shares, and other Preferred Shares who are entitled to vote, if any such shares are then outstanding, and not as a separate class, except as required by law. The number of votes to which the holders of the Series A Preferred Shares shall be entitled to vote for each Series A Preferred Share shall equal the number of Common Shares of the Corporation into which such Series A Preferred Share shall be convertible on or after October 1, 1992 (without giving effect to any reductions in the Conversion Price, as hereinafter defined, as provided for in subsection
                  (v) (A) hereof).

         (iv)     Redemption.

                  (A) In the event any holder or holders of Series A Preferred Shares shall give written notice to the Corporation of an election to convert such shares into Common Shares of the Corporation as provided for in subsection (v)(B)(ii) hereof (whether or not such holder shall have theretofore surrendered the certificate(s) representing the Series A Preferred Shares for conversion), the Corporation may elect, at its option, by notice given prior to any Effective Conversion Date (as hereinafter defined) as provided in (B) below, to redeem all or any part of the outstanding Series A Preferred

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                  Shares  with  respect to which an election to convert has been given to the Corporation at a price per share in cash equal to one hundred thirty dollars ($130.00) (the "Redemption Price") plus all accrued and unpaid dividends with respect to such Series A Preferred Shares.

                  (B) Notice of every redemption shall be given by mailing the same to every holder of record of any shares then to be redeemed, prior to any Effective Conversion Date and not less than ten (10) nor more than thirty (30) days prior to the date fixed as the date for the redemption thereof (the "Redemption Date"), at the respective addresses of such holders as the same shall appear on the stock transfer books of the Corporation. The notice described above shall state that the shares specified in such notice will be redeemed by the Corporation at the Redemption Price plus all accrued and unpaid dividends on the Redemption Date, upon the surrender for cancellation, at the place designated in such notice, of the certificate(s) representing the shares so to be redeemed, properly endorsed for transfer, or accompanied by a proper instrument of assignment and transfer, and bearing all necessary transfer tax stamps thereto affixed and cancelled (provided, however, that such surrender shall not be required if the holder of record shall have theretofore duly surrendered the certificate(s) representing the Series A Preferred Shares in accordance with the conversion provisions set forth in subsection (v) hereof). On and after the Redemption Date, each holder of shares called for redemption shall be entitled to receive therefore, in cash, the Redemption Price, plus accrued and unpaid dividends as of the Redemption Date, upon presentation and surrender at the place designated in such notice of the certificate(s) for shares held by such holder and called for redemption, properly endorsed for transfer or accompanied by proper instruments of assignment or transfer, and bearing all necessary transfer tax stamps thereto affixed and cancelled (provided, however, that such surrender shall not be required if the holder of record shall have theretofore surrendered the certificate(s) representing the Series A Preferred Shares in accordance with the conversion provisions set forth in subsection (v) hereof). If the

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                  Corporation  shall give notice of redemption as aforesaid (and unless the Corporation shall fail to pay the Redemption Price of the shares duly presented for redemption, plus all accrued and unpaid dividends as of the Redemption Date, in accordance with such notice), all shares called for redemption shall be deemed to have been redeemed on the Redemption Date, whether or not the certificates for said shares shall be surrendered for redemption and cancellation, and said shares so called for redemption shall from and after said date cease to represent any interest whatever in the Corporation or its property, and the holders thereof shall have no rights other than the right to receive the Redemption Price, plus all accrued and unpaid dividends as of the Redemption Date, but without any right to receive dividends or interest thereon from or after said date. All Series A Preferred Shares redeemed under the provisions of this subsection shall be forthwith retired and cancelled.

         (v)      Conversion.

                  (A) Conversion Right and Price. Subject to the Corporation's redemption right as provided for in subsection (iv) hereof, each Series A Preferred Share shall be convertible, at the option of the holder thereof, at any time on or after October 1, 1992, at the office of the Corporation, into such number of Common Shares of the Corporation as is determined by dividing one hundred dollars ($100.00) by the Conversion Price (as hereinafter defined). For purposes hereof, the term "Conversion Price" shall mean twenty six and two-thirds cents ($.26 - 2/3), subject to adjustment as hereinafter set forth; provided, however, that, in the event the Corporation's Pre-tax Net Income (as hereinafter defined) for the twelve
                  (12) month period ending June 30, 1993 (the "12 Month Period") shall not exceed one million dollars ($1,000,000), then, effective with the determination of the Corporation's Pre-tax Net Income for the 12 Month Period (there being no retroactive adjustment), the Conversion Price shall instead be as follows:
                  (i) if the Corporation attains a Pre-tax Net Income for the 12 Month Period, but such Pre-tax Net

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                  Income  is  equal  to  or  less  than  one   million   dollars
                  ($1,000,000), the Conversion Price shall be twenty cents ($.20); and (ii) if the Corporation does not attain a Pre-tax Net Income for the 12 Month Period, the Conversion Price shall be thirteen and one-third cents ($.13 - 1/3). For purposes hereof, the terms "Pre-tax Net Income" and "Net Loss" shall mean the Corporation's consolidated net income or loss before all taxes determined in accordance with generally accepted accounting principles, as calculated by the Company's Chief Financial Officer, except that any pre-tax effect of certain reductions in conversion prices provided for in that certain Agreement dated as of March 11, 1992 by and among the Company, David A. Lyons, Steven G. Chrust and Friedli Corporate Finance AG, shall be excluded. For purposes hereof, the Corporation's Pre-tax Net Income or Net Loss for the fiscal quarter ending December 31, 1992 shall be deemed equal to the difference between the Corporation's Pre-tax Net Income or Net Loss for the fiscal year ending December 31, 1992, as audited and reported upon by the independent auditors of the Corporation, and the Corporation's Pre-tax Net Income or Net Loss for the nine (9) month period ending September 30, 1992.

                  (B) Procedure. Before any holder of Series A Preferred Shares shall be entitled to receive Common Shares upon conversion, the holder shall (i)(a) surrender the certificate(s) therefor, duly endorsed, at the office of the Corporation and (ii) shall give written notice to the Corporation at such office that the holder elects to convert the same into Common Shares and shall further state therein the number of Series A Preferred Shares being converted. Subject to the provisions hereof, effective thirty (30) days following the later of the receipt by the Corporation of the certificate(s) pursuant to and in accordance with (i) above and the written notice pursuant to and in accordance with (ii) above (such thirtieth (30th) day being hereinafter referred to as the "Effective Conversion Date"), the holder shall thereupon be deemed to be the holder of record of the Common Shares issuable upon conversion, notwithstanding that the stock transfer books of the Corporation shall

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                  then be closed or that the  certificate(s)  representing  such
                  Common  Shares  shall not then be  actually  delivered  to the
                  holder.   Subject  to  the  provisions   hereof,   immediately
                  following the Effective Conversion Date, the Corporation shall cause its transfer agent to issue and deliver to such holder of Series A Preferred Shares a certificate(s) for the number of Common Shares to which the holder shall be entitled. Notwithstanding anything hereinabove to the contrary, in the event the Corporation shall exercise its redemption rights pursuant to subsection (iv) hereof, the Corporation shall be under no obligation to issue Common Shares to the holder and the holder's sole rights shall be as set forth under such subsection (iv).

                  (C)      Adjustment of Conversion Price.

                  (i) In the event that the Corporation shall (i) pay any dividend on its capital stock payable in Common Shares (except with respect to the dividend payable to the holders of the Series A Preferred Shares); (ii) effect a subdivision of its outstanding shares into a greater number of Common Shares (by reclassification, stock split or otherwise than by payment of a dividend in Common Shares); (iii) effect a combination or consolidation of its outstanding Common Shares into a lesser number of Common Shares (by reclassification, reverse split or otherwise); (iv) issue by reclassification, exchange or substitution of its Common Shares any shares of capital stock of the Corporation or effect any other transaction having similar effect, the Conversion Price in effect immediately prior to such action shall be adjusted so that upon the exercise of the conversion right hereof at any time after the occurrence of any event described above, the holder shall be entitled to receive the Common Shares to which such holder would have been finally entitled, after giving effect to the occurrence of such event, as if such holder had converted the Series A Preferred Shares immediately prior to the occurrence of such event. An adjustment made pursuant to this paragraph
                  (C) shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in

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                  the case of a subdivision, combination, reclassification,
                  exchange or substitution.

                  (ii) In case of any consolidation or merger to which the Corporation is a party, other than a merger or consolidation in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification of, or change (other than a change in par value or from par value to no par value or from no par value to par value, or as a result of subdivision or combination) in, outstanding Common Shares, then the Corporation, or such successor corporation, as the case may be, shall make appropriate provision so that, subject to the Corporation's redemption rights described hereinabove, the holder of each Series A Preferred Share then outstanding shall have the right to convert such share into the kind and amount of shares or other securities and property receivable upon such consolidation or merger by a holder of the number of Common Shares into which such Series A Preferred Shares might have been converted immediately prior to such consolidation or merger.

                  (D) Fractional Shares. No fractional Common Shares shall be issued upon conversion of Series A Preferred Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay, in cash, an amount equal to the product of (1) such fraction of a share times (2) the market price (as hereinabove defined) of one Common Share on the Effective Conversion Date.

                  (E) Reservation of Shares Issuable Upon Conversion. The Corporation shall at all times use its best efforts to reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of the Series A Preferred Shares, such number of its Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Shares, and if at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion of all then outstanding Series A Preferred Shares, the

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                  Corporation  will,  as its  sole  obligation,  subject  to the requirements of applicable state law, take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purposes; provided, however that nothing contained herein shall preclude the Corporation from satisfying its obligations in respect of the conversion of the Series A Preferred Shares by delivery of purchased Common Shares which are held in the treasury of the Corporation.

                  (F) Lost, Stolen or Destroyed Certificates. In the event that the holder shall notify the Corporation that the certificate(s) representing Series A Preferred Shares have been lost, stolen or destroyed and either (i) provide a letter, in form satisfactory to the Corporation, to the effect that he will indemnify the Corporation from any loss incurred by it in connection therewith, and/or (ii) provide an indemnity bond in such amount as is reasonably required by the Corporation, the Corporation having the option of electing either (i) or (ii) or both, the Corporation may, in its sole discretion, accept such letter and/or indemnity bond in lieu of the surrender of the certificate(s) as required by subsections (iv) and (v) hereof.

                  (G) Statutory Restrictions. The foregoing provisions for conversion of the Series A Preferred Shares shall be subject to all applicable statutory limitations and restrictions.

         (vi) Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Series A Preferred Shares will be entitled to receive, prior and in preference to any distribution of the assets or surplus funds of the Corporation to the holders of any Common Shares by reason of the ownership thereof, an amount equal to (1) the fixed sum of one hundred dollars ($100.00) per share and no more and (2) all accrued and unpaid dividends due with respect to the Preferred Shares (the "Preferential Amount"). If, upon the occurrence of such an event, the

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



                  assets and funds thus distributed among the holders of Series A Preferred Shares shall be insufficient to permit the payment to such holders of the full Preferential Amount, then, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of Series A Preferred Shares in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. After the payment or setting apart of the full Preferential Amounts required to be paid to the holders of Series A Preferred Shares, the holders of Common Shares or any other stock of the Corporation ranking in liquidation junior to the Series A Preferred Shares shall be entitled to receive ratably all remaining assets or surplus funds of the Corporation. Neither the merger or consolidation of the Corporation, nor the sale, lease or conveyance of all or part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation, either voluntarily or involuntarily, within the meaning of this section.

         (vii) Sinking Fund. The Series A Preferred Shares shall not be entitled to the benefit of any sinking fund to be applied to their purchase or redemption.

                  (d) Series B Preferred Shares. A series of Preferred Shares is hereby created, to be limited in amount to 356,000 of the 5,000,000 authorized Preferred Shares. The designation, relative rights, powers, preferences, qualifications and limitations are as follows:

         (i) Designation of Series. The designation of the series of Preferred Shares created hereby shall be Series B Preferred Shares (hereinafter the "Series B Preferred Shares").

         (ii)     Dividends.


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



                  (A) The holders of Series B Preferred Shares, in preference to the holders of Common Shares and on a pari passu basis with the holders of Series A Preferred Shares, if any, shall be entitled to receive, when and as declared by the Board of Directors, dividends at the rate of forty cents ($.40) per share per annum, and no more. Subject to the requirements of applicable law, dividends on the Series B Preferred Shares shall be payable annually, when and as declared by the Board of Directors, commencing in 1993. Such dividends on the Series B Preferred Shares shall be cumulative so that if all or any part of such dividends shall not have been paid or distributed in any year, or declared and set apart, the amount of the deficiency (without interest) shall be paid or distributed, or declared and set apart, before any dividend or other distribution shall be paid upon, or declared and set apart for, Common Shares. Declared but unpaid dividends shall not bear interest. For dividend purposes, Series B Preferred Shares shall be deemed to have been issued as of the date of issuance of the Series A Preferred Shares for which they were exchanged.

                  (B) Except as hereinafter provided and subject to the requirements of applicable law, including, without limitation, the obtaining of any necessary approvals or consents from the holders of the Common Shares and/or Series A Preferred Shares of the Corporation, any dividend declared on the Series B Preferred Shares shall be paid in cash or, at the option of the Corporation, in Common Shares of the Corporation having a market price, on the day immediately preceding the date on which such dividend is declared (the "Valuation Date"), equal to the amount of the dividend. As used herein, the term "market price" shall mean the closing selling price or, if not available, the mean of the closing bid and asked prices, or, if not available, the mean of the highest bid and lowest asked prices, of the Common Shares as quoted on a national securities exchange, or in the over-the-counter market as reported by NASDAQ or, if not available, by the National Quotation Bureau, Incorporated, as the case may be, or, if there is no selling or bid or asked price on a particular day, then the closing selling price or, if not available, the mean of the closing bid and asked prices, or, if not available, the mean of the highest bid and lowest asked prices on the nearest trading date before that day and for which such prices are available, and if the Common Shares are not listed on such an exchange or traded in such a market on the Valuation Date, then the market price shall be determined by the Board of Directors by taking into consideration all relevant factors, including, but not limited to, the Corporation's net worth, prospective earning power and dividend paying capacity.

         (iii) Voting Rights. The holders of the Series B Preferred Shares shall be entitled to vote on all matters at all meetings of the shareholders of the Corporation, and shall be entitled to such number of votes for each Series B Preferred Share entitled to vote at such meetings as is set forth below, voting together with the holders of Common Shares, and other Preferred Shares who are entitled to vote, if any such shares are then outstanding, and not as a separate class, except as required by law. The number of votes to which the holders of the Series B Preferred Shares shall be entitled to vote for each Series B Preferred Share shall equal the number of Common Shares of the Corporation into which such Series B Preferred Share is convertible.

         (iv)     Redemption.

                  (A) In the event any holder or holders of Series B Preferred Shares shall give written notice to the Corporation of an election to convert such shares into Common Shares of the Corporation as provided for in subsection (v)(B)(ii) hereof (whether or not such holder shall have theretofore surrendered the certificate(s) representing the Series B Preferred Shares for conversion), the Corporation may elect, at its option, by notice given prior to any Effective Conversion Date (as hereinafter defined) as provided in (B) below, to redeem all or any part of the outstanding Series B Preferred Shares with respect to which an election to convert has been given to the Corporation at a price per share in cash equal to six dollars fifty cents ($6.50) (the

                   1                    15

                  "Redemption Price") plus all accrued and unpaid dividends with respect to such Series B Preferred Shares.

                  (B) Notice of every redemption shall be given by mailing the same to every holder of record of any shares then to be redeemed, prior to any Effective Conversion Date and not less than ten (10) nor more than thirty (30) days prior to the date fixed as the date for the redemption thereof (the "Redemption Date"), at the respective addresses of such holders as the same shall appear on the stock transfer books of the Corporation. The notice described above shall state that the shares specified in such notice will be redeemed by the Corporation at the Redemption Price plus all accrued and unpaid dividends on the Redemption Date, upon the surrender for cancellation, at the place designated in such notice, of the certificate(s) representing the shares so to be redeemed, properly endorsed for transfer, or accompanied by a proper instrument of assignment and transfer, and bearing all necessary transfer tax stamps thereto affixed and cancelled (provided, however, that such surrender shall not be required if the holder of record shall have theretofore duly surrendered the certificate(s) representing the Series B Preferred Shares in accordance with the conversion provisions set forth in subsection (v) hereof). On and after the Redemption Date, each holder of shares called for redemption shall be entitled to receive therefor, in cash, the Redemption Price, plus accrued and unpaid dividends as of the Redemption Date, upon presentation and surrender at the place designated in such notice of the certificate(s) for shares held by such holder and called for redemption, properly endorsed for transfer or accompanied by proper instruments of assignment or transfer, and bearing all necessary transfer tax stamps thereto affixed and cancelled (provided, however, that such surrender shall not be required if the holder of record shall have theretofore surrendered the certificate(s) representing the Series B Preferred Shares in accordance with the conversion provisions set forth in subsection (v) hereof). If the Corporation shall give notice of redemption as aforesaid (and unless the Corporation shall fail to pay the Redemption Price of the shares duly presented for redemption, plus all accrued and unpaid dividends as of the Redemption Date, in accordance with such notice), all shares called for redemption shall be deemed to have been redeemed on the Redemption Date, whether or not the certificates for said shares shall be surrendered for redemption and cancellation, and said shares so called for redemption shall from and after said date cease to represent any interest whatever in the Corporation or its property, and the holders thereof shall have no rights other than the right to receive the Redemption Price, plus all accrued and unpaid dividends as of the Redemption Date, but without any right to receive dividends or interest thereon from or after said date. All Series B Preferred Shares redeemed under the provisions of this subsection shall be forthwith retired and cancelled.

         (v)      Conversion.

                  (A) Conversion Right and Price. Subject to the Corporation's redemption right as provided for in subsection (iv) hereof, each Series B Preferred Share shall be convertible, at the option of the holder thereof, at the office of the
                  Corporation, into such number of Common Shares of the Corporation as is determined by dividing five dollars ($5.00) by the Conversion Price (as hereinafter defined). For purposes hereof, the term "Conversion Price" shall mean fifty cents ($.50), subject to adjustment as hereinafter set forth.

                  (B) Procedure. Before any holder of Series B Preferred Shares shall be entitled to receive Common Shares upon conversion, the holder shall (i)(a) surrender the certificate(s) therefor, duly endorsed, at the office of the Corporation and (ii) shall give written notice to the Corporation at such office that the holder elects to convert the same into Common Shares and shall further state therein the number of Series B Preferred Shares being converted. Subject to the provisions hereof, effective thirty (30) days following the later of the receipt by the Corporation of the certificate(s) pursuant to and in accordance with (i) above and the written notice pursuant to and in accordance with (ii) above, or such shorter period of time as the Board of Directors shall determine  with  respect to any  particular  conversion  (such thirtieth (30th) day or end of shorter period of time being hereinafter referred to as the "Effective Conversion Date"), the holder shall thereupon be deemed to be the holder of record of the Common Shares issuable upon conversion, notwithstanding that the stock transfer books of the Corporation shall then be closed or that the certificate(s) representing such Common Shares shall not then be actually delivered to the holder. Subject to the provisions hereof, immediately following the Effective Conversion Date, the Corporation shall cause its transfer agent to issue and deliver to such holder of Series B Preferred Shares a certificate(s) for the number of Common Shares to which the holder shall be entitled. Notwithstanding anything hereinabove to the contrary, in the event the Corporation shall exercise its redemption rights pursuant to subsection (iv) hereof, the Corporation shall be under no obligation to issue Common Shares to the holder and the holder's sole rights shall be as set forth under such subsection (iv).

                  (C)      Adjustment of Conversion Price.

                  (i) In the event that the Corporation shall (i) pay any dividend on its capital stock payable in Common Shares (except with respect to the dividend payable to the holders of the Series B Preferred Shares); (ii) effect a subdivision of its outstanding shares into a greater number of Common Shares (by reclassification, stock split or otherwise than by payment of a dividend in Common Shares); (iii) effect a combination or consolidation of its outstanding Common Shares into a lesser number of Common Shares (by reclassification, reverse split or otherwise); (iv) issue by reclassification, exchange or substitution of its Common Shares any shares of capital stock of the Corporation or effect any other transaction having similar effect, the Conversion Price in effect immediately prior to such action shall be adjusted so that upon the exercise of the conversion right hereof at any time after the occurrence of any event described above, the holder shall be entitled to receive the Common

                  Shares to which such holder would have been finally entitled, after giving effect to the occurrence of such event, as if such holder had converted the Series B Preferred Shares immediately prior to the occurrence of such event. An adjustment made pursuant to this paragraph (C) shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision, combination, reclassification, exchange or substitution.

                  (ii) In case of any consolidation or merger to which the Corporation is a party, other than a merger or consolidation in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification of, or change (other than a change in par value or from par value to no par value or from no par value to par value, or as a result of subdivision or combination) in, outstanding Common Shares, then the Corporation, or such successor corporation, as the case may be, shall make appropriate provision so that, subject to the Corporation's redemption rights described hereinabove, the holder of each Series B Preferred Share then outstanding shall have the right to convert such share into the kind and amount of shares or other securities and property receivable upon such consolidation or merger by a holder of the number of Common Shares into which such Series B Preferred Shares might have been converted immediately prior to such consolidation or merger.

                  (D) Fractional Shares. No fractional Common Shares shall be issued upon conversion of Series B Preferred Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay, in cash, an amount equal to the product of (i) such fraction of a share times
                  (ii) the market price (as hereinabove defined) of one Common Share on the Effective Conversion Date.

                  (E) Reservation of Shares Issuable Upon Conversion. The Corporation shall at all times use its best efforts to reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of the Series B Preferred Shares, such number of its Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding Series B Preferred Shares, and if at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion of all then outstanding Series B Preferred Shares, the Corporation will, as its sole obligation, subject to the requirements of applicable state law, take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purposes; provided, however that nothing contained herein shall preclude the Corporation from satisfying its obligations in respect of the conversion of the Series B Preferred Shares by delivery of purchased Common Shares which are held in the treasury of the Corporation.

                  (F) Lost, Stolen or Destroyed Certificates. In the event that the holder shall notify the Corporation that the certificate(s) representing Series B Preferred Shares have been lost, stolen or destroyed and either (i) provide a letter, in form satisfactory to the Corporation, to the effect that he will indemnify the Corporation from any loss incurred by it in connection therewith, and/or (ii) provide an indemnity bond in such amount as is reasonably required by the Corporation, the Corporation having the option of electing either (i) or (ii) or both, the Corporation may, in its sole discretion, accept such letter and/or indemnity bond in lieu of the surrender of the certificate(s) as required by subsections (iv) and (v) hereof.

                  (G) Statutory Restrictions. The foregoing provisions for conversion of the Series B Preferred Shares shall be subject to all applicable statutory limitations and restrictions.

         (vi) Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Series B Preferred Shares will be entitled to receive, prior and in preference to any distribution of the assets or surplus funds of the Corporation to the holders of any Common Shares by reason of the ownership thereof, and on a pari passu basis with the holders of the Series A Preferred Shares, if any, an amount equal to (i) the fixed sum of five dollars ($5.00) per share and no more and
                  (ii) all accrued and unpaid dividends due with respect to the Series B Preferred Shares (the "Preferential Amount"). If, upon the occurrence of such an event, the assets and funds thus distributed among the holders of Series B Preferred Shares shall be insufficient to permit the payment to such holders of the full Preferential Amount, then, the entire assets and funds of the Corporation legally available for distribution to the holders of the Series B Preferred Shares shall be distributed ratably among such holders in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. After the payment or setting apart of the full Preferential Amounts required to be paid to the holders of Series A and Series B Preferred Shares, the holders of Common Shares or any other stock of the Corporation ranking in liquidation junior to the Series A and Series B Preferred Shares shall be entitled to receive ratably all remaining assets or surplus funds of the Corporation. Neither the merger or consolidation of the Corporation, nor the sale, lease or conveyance of all or part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation, either voluntarily or involuntarily, within the meaning of this section.

         (vii) Sinking Fund. The Series B Preferred Shares shall not be entitled to the benefit of any sinking fund to be applied to their purchase or redemption.

                  (e)  Series C Preferred Shares.  A series of Preferred
Shares is hereby created, to be limited in amount to 1,090,910 of the 5,000,000 authorized Preferred Shares. The designation, relative rights, powers, preferences, qualifications and limitations are as follows:

         (i) Designation of Series. The designation of the series of Preferred Shares created hereby shall be Series C Preferred Shares (hereinafter the "Series C Preferred Shares").

         (ii)     Dividends.

                  (A) The holders of Series C Preferred Shares, in preference to the holders of Common Shares and on a pari passu basis with the holders of Series A Preferred Shares and Series B Preferred Shares, if any, shall be entitled to receive, when and as declared by the Board of Directors, dividends at the rate of twenty-seven and one-half cents ($.275) per share per annum, and no more. Subject to the requirements of applicable law, dividends on the Series C Preferred Shares shall be payable annually, when and as declared by the Board of Directors, commencing in 1994. Such dividends on the Series C Preferred Shares shall be cumulative so that if all or any part of such dividends shall not have been paid or distributed in any year, or declared and set apart, the amount of the deficiency (without interest) shall be paid or distributed, or declared and set apart, before any dividend or other distribution shall be paid upon, or declared and set apart for, Common Shares. Declared but unpaid dividends shall not bear interest.

                  (B) Except as hereinafter provided and subject to the requirements of applicable law, including, without limitation, the obtaining of any necessary approvals or consents from the holders of the Common Shares and/or Series A Preferred Shares and/or Series B Preferred Shares of the Corporation, any dividend declared on the Series C Preferred Shares shall be paid in cash or, at the option of the Corporation, in Common Shares of the Corporation having a market price, on the day immediately preceding the date on which such dividend is declared (the "Valuation Date"), equal to the amount of the dividend. As used herein, the term "market price" shall mean the closing selling price or, if not available, the mean of the closing bid and asked prices, or, if not available, the mean of the highest bid and lowest asked prices, of the Common Shares as quoted on a national securities exchange, or in the over-the-counter market as reported by NASDAQ or, if not available, by the National Quotation Bureau, Incorporated, as the case may be, or, if there is no selling or bid or asked price on a particular day, then the closing selling price or, if not available, the mean of the closing bid and asked prices, or, if not available, the mean of the highest bid and lowest asked prices on the nearest trading date before that day and for which such prices are available, and if the Common Shares are not listed on such an exchange or traded in such a market on the Valuation Date, then the market price shall be determined by the Board of Directors by taking into consideration all relevant factors, including, but not limited to, the Corporation's net worth, prospective earning power and dividend paying capacity.

         (iii) Voting Rights. The holders of the Series C Preferred Shares shall be entitled to vote on all matters at all meetings of the shareholders of the Corporation, and shall be entitled to such number of votes for each Series C Preferred Share entitled to vote at such meetings as is set forth below, voting together with the holders of Common Shares, and other Preferred Shares who are entitled to vote, if any such shares are then outstanding, and not as a separate class, except as required by law. The number of votes to which the holders of the Series C Preferred Shares shall be entitled to vote for each Series C Preferred Share shall equal the number of Common Shares of the Corporation into which such Series C Preferred Share is convertible multiplied by six (6).

         (iv) Redemption. The Series C Preferred Shares shall not be subject to mandatory redemption by either the Corporation or the holders thereof.

         (v)      Conversion.

                  (A) Conversion Right and Price. Each Series C Preferred Share shall be convertible, at the option of the holder thereof, at the office of the Corporation, into such number of Common Shares of the Corporation as is determined by dividing two dollars seventy-five cents ($2.75) by the Conversion Price (as hereinafter defined). For purposes hereof, the term "Conversion Price" shall mean two dollars seventy-five cents ($2.75), subject to adjustment as hereinafter set forth.

                  (B) Procedure. Before any holder of Series C Preferred Shares shall be entitled to receive Common Shares upon conversion, the holder shall (i)(a) surrender the certificate(s) therefor, duly endorsed, at the office of the Corporation and (ii) shall give written notice to the Corporation at such office that the holder elects to convert the same into Common Shares and shall further state therein the number of Series C Preferred Shares being converted. Subject to the provisions hereof, effective thirty (30) days following the later of the receipt by the Corporation of the certificate(s) pursuant to and in accordance with (i) above and the written notice pursuant to and in accordance with (ii) above, or such shorter period of time as the Board of Directors shall determine with respect to any particular conversion (such thirtieth (30th) day or end of shorter period of time being hereinafter referred to as the "Effective Conversion Date"), the holder shall thereupon be deemed to be the holder of record of the Common Shares issuable upon conversion, notwithstanding that the stock transfer books of the Corporation shall then be closed or that the certificate(s) representing such Common Shares shall not then be actually delivered to the holder. Subject to the provisions hereof, immediately following the Effective Conversion Date, the Corporation shall cause its transfer agent to issue and deliver to such holder of Series C Preferred Shares a certificate(s) for the number of Common Shares to which the holder shall be entitled.

                  (C)  Adjustment of Conversion Price.

                  (i) In the event that the Corporation shall (a) pay any dividend on its Common Shares payable in Common Shares;

                  (b) effect a subdivision of its outstanding shares into a greater number of Common Shares (by reclassification, stock split or otherwise than by payment of a dividend in Common Shares); (c) effect a combination or consolidation of its outstanding Common Shares into a lesser number of Common Shares (by reclassification, reverse split or otherwise); (d) issue by reclassification, exchange or substitution of its Common Shares any shares of capital stock of the Corporation or effect any other transaction having similar effect, the Conversion Price in effect immediately prior to such action shall be adjusted so that upon the exercise of the conversion right hereof at any time after the occurrence of any event described above, the holder shall be entitled to receive the Common Shares to which such holder would have been finally entitled, after giving effect to the occurrence of such event, as if such holder had converted the Series C Preferred Shares immediately prior to the occurrence of such event. An adjustment made pursuant to this paragraph (C) shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision, combination, reclassification, exchange or substitution.

                  (ii) In case of any consolidation or merger to which the Corporation is a party, other than a merger or consolidation in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification of, or change (other than a change in par value or from par value to no par value or from no par value to par value, or as a result of subdivision or combination) in, outstanding Common Shares, then the Corporation, or such successor corporation, as the case may be, shall make appropriate provision so that the holder of each Series C Preferred Share then outstanding shall have the right to convert such share into the kind and amount of shares or other securities and property receivable upon such consolidation or merger by a holder of the number of Common Shares into which such Series C Preferred Shares might have been converted immediately prior to such consolidation or merger.

                  (D) Fractional Shares. No fractional Common Shares shall be issued upon conversion of Series C Preferred Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay, in cash, an amount equal to the product of (i) such fraction of a share times
                  (ii) the market price (as hereinabove defined) of one Common Share on the Effective Conversion Date.

                  (E) Reservation of Shares Issuable Upon Conversion. The Corporation shall at all times use its best efforts to reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of the Series C Preferred Shares, such number of its Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding Series C Preferred Shares, and if at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion of all then outstanding Series C Preferred Shares, the Corporation will, as its sole obligation, subject to the requirements of applicable state law, take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purposes; provided, however that nothing contained herein shall preclude the Corporation from satisfying its obligations in respect of the conversion of the Series C Preferred Shares by delivery of purchased Common Shares which are held in the treasury of the Corporation.

                  (F) Lost, Stolen or Destroyed Certificates. In the event that the holder shall notify the Corporation that the certificate(s) representing Series C Preferred Shares have been lost, stolen or destroyed and either (i) provide a letter, in form satisfactory to the Corporation, to the effect that he will indemnify the Corporation from any loss incurred by it in connection therewith, and/or (ii) provide an indemnity bond in such amount as is reasonably required by the Corporation, the Corporation having the option of electing either (i) or (ii) or both, the Corporation may, in its sole discretion, accept such letter and/or indemnity bond in lieu of the surrender of the certificate(s) as required by subsections (iv) and (v) hereof.

                  (G) Statutory Restrictions. The foregoing provisions for conversion of the Series C Preferred Shares shall be subject to all applicable statutory limitations and restrictions.

         (vi) Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Series C Preferred Shares will be entitled to receive, prior and in preference to any distribution of the assets or surplus funds of the Corporation to the holders of any Common Shares by reason of the ownership thereof, and on a pari passu basis with the holders of the Series A and Series B Preferred Shares, if any, an amount equal to (i) the fixed sum of two dollars seventy-five ($2.75) per share and no more and (ii) all accrued and unpaid dividends due with respect to the Series C Preferred Shares (the "Preferential Amount"). If, upon the occurrence of such an event, the assets and funds thus distributed among the holders of Series C Preferred Shares shall be insufficient to permit the payment to such holders of the full Preferential Amount, then, the entire assets and funds of the Corporation legally available for distribution to the holders of the Series C Preferred Shares shall be distributed ratably among such holders in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. After the payment or setting apart of the full Preferential Amounts required to be paid to the holders of Series A, Series B and Series C Preferred Shares, the holders of Common Shares or any other stock of the Corporation ranking in liquidation junior to the Series A, Series B and Series C Preferred Shares shall be entitled to receive ratably all remaining assets or surplus funds of the Corporation. Neither the merger or consolidation of the Corporation, nor the sale, lease or conveyance of all or part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation, either voluntarily or involuntarily, within the meaning of this section.

         (vii) Sinking Fund. The Series C Preferred Shares shall not be entitled to the benefit of any sinking fund to be applied to their purchase or redemption.

                  (f) Series D Preferred Shares. A series of Preferred Shares is hereby created, to be limited in amount to 1,413,337 of the 5,000,000 authorized Preferred Shares. The designation, relative rights, powers, preferences, qualifications and limitations are as follows:

         (i) Designation of Series. The designation of the series of Preferred Shares created hereby shall be Series D Preferred Shares (hereinafter the "Series D Preferred Shares").

         (ii)     Dividends.

                  (A) The holders of Series D Preferred Shares, in preference to the holders of Common Shares and on a pari passu basis with the holders of Series A Preferred Shares, Series B Preferred
                  Shares and Series C Preferred Shares, if any, shall be entitled to receive, when and as declared by the Board of Directors, dividends at the rate of twenty-five cents ($.25) per share per annum, and no more. Subject to the requirements of applicable law, dividends on the Series D Preferred Shares shall be payable annually, when and as declared by the Board of Directors, commencing in 1994. Such dividends on the Series D Preferred Shares shall be cumulative so that if all or any part of such dividends shall not have been paid or distributed in any year, or declared and set apart, the amount of the deficiency (without interest) shall be paid or distributed, or declared and set apart, before any dividend or other distribution shall be paid upon, or declared and set apart for, Common Shares. Declared but unpaid dividends shall not bear interest.

                  For dividend purposes, in the event Series D Preferred Shares are issued in exchange for Series C Preferred Shares, the Series D Preferred Shares shall be deemed to have been issued as of the date of issuance of the Series C Preferred Shares for which they were exchanged.

                  (B) Except as hereinafter provided and subject to the requirements of applicable law, including, without limitation, the obtaining of any necessary approvals or consents from the holders of the Common Shares and/or Series A Preferred Shares and/or Series B Preferred Shares and/or Series C Preferred Shares of the Corporation, any dividend declared on the Series D Preferred Shares shall be paid in cash or, at the option of the Corporation, in Common Shares of the Corporation having a market price, on the day immediately preceding the date on which such dividend is declared (the "Valuation Date"), equal to the amount of the dividend. As used herein, the term "market price" shall mean the closing selling price or, if not available, the mean of the closing bid and asked prices, or, if not available, the mean of the highest bid and lowest asked prices, of the Common Shares as quoted on a national securities exchange, or in the over-the-counter market as reported by NASDAQ or, if not available, by the National Quotation Bureau, Incorporated, as the case may be, or, if there is no selling or bid or asked price on a particular day, then the closing selling price or, if not available, the mean of the closing bid and asked prices, or, if not available, the mean of the highest bid and lowest asked prices on the nearest trading date before that day and for which such prices are available, and if the Common Shares are not listed on such an exchange or traded in such a market on the Valuation Date, then the market price shall be determined by the Board of Directors by taking into consideration all relevant factors, including, but not limited to, the Corporation's net worth, prospective earning power and dividend paying capacity.

         (iii)    Voting Rights.  The holders of the Series D Preferred
                  Shares shall be entitled to vote on all matters at all meetings of the shareholders of the Corporation, and shall be entitled to such number of votes for each Series D Preferred Share entitled to vote at such meetings as is set forth below, voting together with the holders of Common Shares, and other Preferred Shares who are entitled to vote, if any such shares are then outstanding, and not as a separate class, except as required by law. The number of votes to which the holders of the Series D Preferred Shares shall be entitled to vote for each Series D Preferred Share shall equal the number of Common Shares of the Corporation into which such Series D Preferred Share is convertible multiplied by six (6).

         (iv) Redemption. The Series D Preferred Shares shall not be subject to mandatory redemption by either the Corporation or the holders thereof.

         (v)      Conversion.

                  (A) Conversion Right and Price. Each Series D Preferred Share shall be convertible, at the option of the holder thereof, at the office of the Corporation, into such number of Common Shares of the Corporation as is determined by dividing two dollars fifty cents ($2.50) by the Conversion Price (as hereinafter defined). For purposes hereof, the term "Conversion Price" shall mean two dollars fifty cents ($2.50), subject to adjustment as hereinafter set forth.

                  (B) Procedure. Before any holder of Series D Preferred Shares shall be entitled to receive Common Shares upon conversion, the holder shall (i)(a) surrender the certificate(s) therefor, duly endorsed, at the office of the Corporation and (ii) shall give written notice to the Corporation at such office that the holder elects to convert the same into Common Shares and shall further state therein the number of Series D Preferred Shares being converted. Subject to the provisions hereof, effective thirty (30) days following the later of the receipt by the Corporation of the certificate(s) pursuant to and in accordance with (i) above and the written notice pursuant to and in accordance with (ii) above, or such shorter period of time as the Board of Directors shall  determine  with  respect to any  particular  conversion
                  (such thirtieth (30th) day or end of shorter period of time being hereinafter referred to as the "Effective Conversion Date"), the holder shall thereupon be deemed to be the holder of record of the Common Shares issuable upon conversion, notwithstanding that the stock transfer books of the Corporation shall then be closed or that the certificate(s) representing such Common Shares shall not then be actually delivered to the holder. Subject to the provisions hereof, immediately following the Effective Conversion Date, the Corporation shall cause its transfer agent to issue and deliver to such holder of Series D Preferred Shares a certificate(s) for the number of Common Shares to which the holder shall be entitled.

                  (C)  Adjustment of Conversion Price.

                  (i) In the event that the Corporation shall (a) pay any dividend on its Common Shares payable in Common Shares; (b) effect a subdivision of its outstanding shares into a greater number of Common Shares (by reclassification, stock split or otherwise than by payment of a dividend in Common Shares); (c) effect a combination or consolidation of its outstanding
                  Common Shares into a lesser number of Common Shares (by reclassification, reverse split or otherwise); (d) issue by reclassification, exchange or substitution of its Common
                  Shares  any  shares of  capital  stock of the  Corporation  or effect any other transaction having similar effect, the Conversion Price in effect immediately prior to such action shall be adjusted so that upon the exercise of the conversion right hereof at any time after the occurrence of any event described above, the holder shall be entitled to receive the Common Shares to which such holder would have been finally entitled, after giving effect to the occurrence of such event, as if such holder had converted the Series D Preferred Shares immediately prior to the occurrence of such event. An adjustment made pursuant to this paragraph (C) shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision, combination, reclassification, exchange or substitution.

                  (ii) In case of any consolidation or merger to which the Corporation is a party, other than a merger or consolidation in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification of, or change (other than a change in par value or from par value to no par value or from no par value to par value, or as a result of subdivision or combination) in, outstanding Common Shares, then the Corporation, or such successor corporation, as the case may be, shall make appropriate provision so that the holder of each Series D Preferred Share then outstanding shall have the right to convert such share into the kind and amount of shares or other securities and property receivable upon such consolidation or merger by a holder of the number of Common Shares into which such Series D Preferred Shares might have been converted immediately prior to such consolidation or merger.

                  (D) Fractional Shares. No fractional Common Shares shall be issued upon conversion of Series D Preferred Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay, in cash, an amount equal to the product of (i) such fraction of a share times
                  (ii) the market price (as hereinabove defined) of one Common Share on the Effective Conversion Date.

                  (E) Reservation of Shares Issuable Upon Conversion. The Corporation shall at all times use its best efforts to reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of the Series D Preferred Shares, such number of its Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding Series D Preferred Shares, and if at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion of all then outstanding Series D Preferred Shares, the Corporation will, as its sole obligation, subject to the requirements of applicable state law, take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purposes; provided, however that nothing contained herein shall preclude the Corporation from satisfying its obligations in respect of the conversion of the Series D Preferred Shares by delivery of purchased Common Shares which are held in the treasury of the Corporation.

                  (F) Lost, Stolen or Destroyed Certificates. In the event that the holder shall notify the Corporation that the certificate(s) representing Series D Preferred Shares have been lost, stolen or destroyed and either (i) provide a letter, in form satisfactory to the Corporation, to the effect that he will indemnify the Corporation from any loss incurred by it in connection therewith, and/or (ii) provide an indemnity bond in such amount as is reasonably required by the Corporation, the Corporation having the option of electing either (i) or (ii) or both, the Corporation may, in its sole discretion, accept such letter and/or indemnity bond in lieu of the surrender of the certificate(s) as required by subsections (iv) and (v) hereof.

                  (G) Statutory Restrictions. The foregoing provisions for conversion of the Series D Preferred Shares shall be subject to all applicable statutory limitations and restrictions.

         (vi) Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Series D Preferred Shares will be entitled to receive, prior and in preference to any distribution of the assets or surplus funds of the Corporation to the holders of any Common Shares by reason of the ownership thereof, and on a pari passu basis with the holders of the Series A, Series B and Series C Preferred Shares, if any, an amount equal to (i) the fixed sum of two dollars fifty cents ($2.50) per share and no more and (ii) all accrued and unpaid dividends due with respect to the Series D Preferred Shares (the "Preferential Amount"). If, upon the occurrence of such an event, the assets and funds thus distributed among the holders of Series D Preferred Shares shall be insufficient to permit the payment to such holders of the full Preferential Amount, then, the entire assets and funds of the Corporation legally available for distribution to the holders of the Series D Preferred Shares shall be distributed ratably among such holders in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. After the payment or setting apart of the full Preferential Amounts required to be paid to the holders of Series A, Series B, Series C and Series D Preferred Shares, the holders of Common Shares or any other stock of the Corporation ranking in liquidation junior to the Series A, Series B, Series C and Series D Preferred Shares shall be entitled to receive ratably all remaining assets or surplus funds of the Corporation. Neither the merger or consolidation of the Corporation, nor the sale, lease or conveyance of all or part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation, either voluntarily or involuntarily, within the meaning of this section.

         (vii) Sinking Fund. The Series D Preferred Shares shall not be entitled to the benefit of any sinking fund to be applied to their purchase or redemption.

                 (g) Series E Preferred Shares. A series of Preferred Shares is hereby created, to be limited in amount to 1,085,000 of the 5,000,000 authorized Preferred Shares. The designation, relative rights, powers, preferences, qualifications and limitations are as follows:

         (i) Designation of Series. The designation of the series of Preferred Shares created hereby shall be Series E Preferred Shares (hereinafter the "Series E Preferred Shares").

         (ii)     Dividends.

                  (A) The holders of Series E Preferred Shares, in preference to the holders of Common Shares and on a pari passu basis with the holders of Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares and Series D Preferred Shares, if any, shall be entitled to receive, when and as declared by the Board of Directors, dividends at the rate of twenty-two and one-half cents ($.225) per share per annum, and no more. Subject to the requirements of applicable law, dividends on the Series E Preferred Shares shall be payable annually, when and as declared by the Board of Directors, commencing in 1996. Such dividends on the Series E Preferred Shares shall be cumulative so that if all or any part of such dividends shall not have been paid or distributed in any year, or declared and set apart, the amount of the deficiency (without interest) shall be paid or distributed, or declared and set apart, before any dividend or other distribution shall be paid upon, or declared and set apart for, Common Shares. Declared but unpaid dividends shall not bear interest.

                  (B) Except as hereinafter provided and subject to the requirements of applicable law, including, without limitation, the obtaining of any necessary approvals or consents from the holders of the Common Shares and/or Series A Preferred Shares and/or Series B Preferred Shares and/or Series C Preferred Shares and/or Series D Preferred Shares of the Corporation, any dividend declared on the Series E Preferred Shares shall be paid in cash or, at the option of the Corporation, in Common Shares of the Corporation, the number of which shall be equal to the amount of the dividend divided by the Conversion Price (as hereinafter defined) then in effect.

         (iii) Voting Rights. The holders of the Series E Preferred Shares shall be entitled to vote on all matters at all meetings of the shareholders of the Corporation, and shall be entitled to such number of votes for each Series E Preferred Share entitled to vote at such meetings as is set forth below, voting together with the holders of Common Shares, and other Preferred Shares who are entitled to vote, if any such shares are then outstanding, and not as a separate class, except as required by law. The number of votes to which the holders of the Series E Preferred Shares shall be entitled to vote for each Series E Preferred Share shall equal the number of Common Shares of the Corporation into which such Series E Preferred Share is convertible.

         (iv) Redemption. The Series E Preferred Shares shall not be subject to mandatory redemption by either the Corporation or the holders thereof.

         (v)      Conversion.

                  (A) Conversion Right and Price. Each Series E Preferred Share shall be convertible, at the option of the holder thereof, at the office of the Corporation, into such number of Common Shares of the Corporation as is determined by dividing two dollars eighty-one and one-quarter cents ($2.8125) by the Conversion Price (as hereinafter defined). For purposes hereof, the term "Conversion Price" shall mean two dollars eighty-one and one-quarter cents ($2.8125), subject to adjustment as hereinafter set forth.

                  (B) Procedure. Before any holder of Series E Preferred Shares shall be entitled to receive Common Shares upon conversion, the holder shall (i)(a) surrender the certificate(s) therefor, duly endorsed, at the office of the Corporation and (ii) shall give written notice to the Corporation at such office that the holder elects to convert the same into Common Shares and shall further state therein the number of Series E Preferred Shares being converted. Subject to the provisions hereof, effective thirty (30) days following the later of the receipt by the Corporation of the certificate(s) pursuant to and in accordance with (i) above and the written notice pursuant to and in accordance with (ii) above, or such shorter period of time as the Board of Directors shall determine with respect to any particular conversion (such thirtieth (30th) day or end of shorter period of time being hereinafter referred to as the "Effective Conversion Date"), the holder shall thereupon be deemed to be the holder of record of the Common Shares issuable upon conversion, notwithstanding that the stock transfer books of the Corporation shall then be closed or that the certificate(s) representing such Common Shares shall not then be actually delivered to the holder. Subject to the provisions hereof, immediately following the Effective Conversion Date, the Corporation shall cause its transfer agent to issue and deliver to such holder of Series E Preferred Shares a certificate(s) for the number of Common Shares to which the holder shall be entitled.

                  (C)  Adjustment of Conversion Price.

                  (i) In the event that the Corporation shall (a) pay any dividend on its Common Shares payable in Common Shares; (b) effect a subdivision of its outstanding shares into a greater number of Common Shares (by reclassification, stock split or otherwise than by payment of a dividend in Common Shares); (c) effect a combination or consolidation of its outstanding
                  Common Shares into a lesser number of Common Shares (by reclassification, reverse split or otherwise); (d) issue by reclassification, exchange or substitution of its Common
                  Shares  any  shares of  capital  stock of the  Corporation  or effect any other transaction having similar effect, the Conversion Price in effect immediately prior to such action shall be adjusted so that upon the exercise of the conversion right hereof at any time after the occurrence of any event described above, the holder shall be entitled to receive the Common Shares to which such holder would have been finally entitled, after giving effect to the occurrence of such event, as if such holder had converted the Series E Preferred Shares immediately prior to the occurrence of such event. An adjustment made pursuant to this paragraph (C) shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision, combination, reclassification, exchange or substitution.

                  (ii) In case of any consolidation or merger to which the Corporation is a party, other than a merger or consolidation in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification of, or change (other than a change in par value or from par value to no par value or from no par value to par value, or as a result of subdivision or combination) in, outstanding Common Shares, then the Corporation, or such successor corporation, as the case may be, shall make appropriate provision so that the holder of each Series E Preferred Share then outstanding shall have the right to convert such share into the kind and amount of shares or other securities and property receivable upon such consolidation or merger by a holder of the number of Common Shares into which such Series E Preferred Shares might have been converted immediately prior to such consolidation or merger.

                  (iii) In the event, as of June 30, 1996, the Common Shares are listed on an Exchange or traded in the OTC Market and the June 1996 Common Share Price (as hereinafter defined) does not equal or exceed the Conversion Price then in effect, the Conversion Price shall thereupon, effective June 30, 1996, be reduced to equal the June 1996 Common Share Price. As used herein, (a) the term "June 1996 Common Share Price" shall mean the average of the "market prices" of the Common Shares of the Corporation during the last five (5) trading days immediately preceding June 30, 1996 and (b) the term "market price" shall mean the closing bid price or, if not available, the highest bid price of the Common Shares as quoted on an Exchange or in the OTC Market, as reported by NASDAQ or, if not available, by NQBI.

                  (D) Fractional Shares. No fractional Common Shares shall be issued upon conversion of Series E Preferred Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay, in cash, an amount equal to the product of (i) such fraction of a share times
                  (ii) the market price (as hereinabove defined) of one Common Share on the Effective Conversion Date.

                  (E) Reservation of Shares Issuable Upon Conversion. The Corporation shall at all times use its best efforts to reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of the Series E Preferred

                  Shares, such number of its Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding Series E Preferred Shares, and if at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion of all then outstanding Series E Preferred Shares, the Corporation will, as its sole obligation, subject to the requirements of applicable state law, take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purposes; provided, however that nothing contained herein shall preclude the Corporation from satisfying its obligations in respect of the conversion of the Series E Preferred Shares by delivery of purchased Common Shares which are held in the treasury of the Corporation.

                  (F) Lost, Stolen or Destroyed Certificates. In the event that the holder shall notify the Corporation that the certificate(s) representing Series E Preferred Shares have been lost, stolen or destroyed and either (i) provide a letter, in form satisfactory to the Corporation, to the effect that he will indemnify the Corporation from any loss incurred by it in connection therewith, and/or (ii) provide an indemnity bond in such amount as is reasonably required by the Corporation, the Corporation having the option of electing either (i) or (ii) or both, the Corporation may, in its sole discretion, accept such letter and/or indemnity bond in lieu of the surrender of the certificate(s) as required by the subsection (v).

                  (G) Statutory Restrictions. The foregoing provisions for conversion of the Series E Preferred Shares shall be subject to all applicable statutory limitations and restrictions.

         (vi) Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Series E Preferred Shares will be entitled to receive, prior and in preference to any distribution of the assets or surplus funds of the

                  Corporation to the holders of any Common Shares by reason of the ownership thereof, and on a pari passu basis with the holders of the Series A, Series B, Series C and Series D Preferred Shares, if any, an amount equal to (i) the fixed sum of two dollars eighty-one and one-quarter cents ($2.8125) per share and no more and (ii) all accrued and unpaid dividends due with respect to the Series E Preferred Shares (the "Preferential Amount"). If, upon the occurrence of such an event, the assets and funds thus distributed among the holders of Series E Preferred Shares shall be insufficient to permit the payment to such holders of the full Preferential Amount, then, the entire assets and funds of the Corporation legally available for distribution to the holders of the Series E Preferred Shares shall be distributed ratably among such holders in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. After the payment or setting apart of the full Preferential Amounts required to be paid to the holders of Series A, Series B, Series C, Series D and Series E Preferred Shares, the holders of Common Shares or any other stock of the Corporation ranking in liquidation junior to the Series A, Series B, Series C, Series D and Series E Preferred Shares shall be entitled to receive ratably all remaining assets or surplus funds of the Corporation. Neither the merger or consolidation of the Corporation, nor the sale, lease or conveyance of all or part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation, either voluntarily or involuntarily, within the meaning of this section.

         (vii) Sinking Fund. The Series E Preferred Shares shall not be entitled to the benefit of any sinking fund to be applied to their purchase or redemption.

                  (h) Series F Preferred Shares. A series of Preferred Shares is hereby created, to be limited in amount to 415,250 of the 5,000,000 authorized Preferred Shares. The designation, relative rights, powers, preferences, qualifications and limitations are as follows:

         (i) Designation of Series. The designation of the series of Preferred Shares created hereby shall be Series F Preferred Shares (hereinafter the "Series F Preferred Shares").

         (ii)     Dividends.

                  The holders of Series F Preferred Shares, on a pari passu basis with the holders of the Corporation's Common Shares (based upon the number of Common Shares into which the Series F Preferred Shares are convertible), shall be entitled to receive such dividends as may be declared by the Board of Directors. Declared but unpaid dividends shall not bear interest.

                  The rights of the holders of the Series F Preferred Shares shall be junior and subordinate to the rights of the holders of the Series A, Series B, Series C, Series D and Series E Preferred Shares of the Corporation to receive dividends, as well as to the right of any other series of Preferred Shares of the Corporation hereafter created which shall have any preferential right to receive dividends before the holders of the Common Shares.

         (iii) Voting Rights. The holders of the Series F Preferred Shares shall be entitled to vote on all matters at all meetings of the shareholders of the Corporation, and shall be entitled to such number of votes for each Series F Preferred Share entitled to vote at such meetings as is set forth below, voting together with the holders of Common Shares, and other Preferred Shares who are entitled to vote, if any such shares are then outstanding, and not as a separate class, except as required by law. The number of votes to which the holders of the Series F Preferred Shares shall be entitled to vote for each Series F Preferred Share shall equal the number of Common Shares of the Corporation into which such Series F Preferred Share is convertible.

         (iv) Redemption. The Corporation may elect, at its option, at any time and from time to time, by notice given as provided below, to redeem all or any part of the outstanding Series F Preferred Shares, from any or all holders thereof, at a redemption price of five dollars ($5.00) per share (the "Redemption Price").

                  If the Corporation elects to redeem all or any part of the outstanding Series F Preferred Shares, notice of such redemption (the "Redemption Notice") shall be given by mailing the same to every holder of record of any shares then to be redeemed, not less than thirty (30) prior to the date fixed as the date for the redemption thereof (the "Redemption Date"), at the respective addresses of such holders as the same shall appear on the stock transfer books of the Corporation. The Redemption Notice shall state that the shares specified in such notice will be redeemed by the Corporation at the Redemption Price on the Redemption Date, upon the surrender for cancellation, at the place designated in such notice, of the certificate(s) representing the shares so to be redeemed, properly endorsed for transfer, or accompanied by a proper instrument of assignment and transfer, and bearing all necessary transfer tax stamps thereto affixed and canceled. Following receipt of the Redemption Notice and at any time before the Redemption Date, each holder of shares called for redemption may elect to convert all or any part of such shares into Common Shares of the Corporation pursuant to and in accordance with (v) below. On and after the Redemption Date, each holder of shares called for redemption who has not converted such shares shall be entitled to receive therefor, in cash, the Redemption Price upon presentation and surrender at the place designated in such notice of the certificate(s) for shares held by such holder and called for redemption, properly endorsed for transfer or accompanied by proper instruments of assignment or transfer, and bearing all necessary transfer tax stamps thereto affixed and canceled. If the Corporation shall give notice of redemption as aforesaid, all shares called for redemption and not converted shall be deemed to have been redeemed on the Redemption Date, whether or not the certificates for said shares shall be surrendered for redemption and cancellation, and said shares so called for redemption shall from and after said date cease to represent any interest whatever in the Corporation or its property, and the holders thereof shall have no rights other than the right to receive the Redemption Price, without interest thereon.

         (v)      Conversion.

                  (A) Conversion Right and Price. Each Series F Preferred Share shall be convertible, at the option of the holder thereof, at the office of the Corporation, into such number of Common Shares of the Corporation as is determined by dividing five dollars ($5.00) by the Conversion Price (as hereinafter defined). For purposes hereof, the term "Conversion Price" shall mean five dollars ($5.00), subject to adjustment as hereinafter set forth.

                  (B) Procedure. Before any holder of Series F Preferred Shares shall be entitled to receive Common Shares upon conversion, the holder shall (i)(a) surrender the certificate(s) therefor, duly endorsed, at the office of the Corporation and (ii) shall give written notice to the Corporation at such office that the holder elects to convert the same into Common Shares and shall further state therein the number of Series F Preferred Shares being converted. Subject to the provisions hereof, effective thirty (30) days following the later of the receipt by the Corporation of the certificate(s) pursuant to and in accordance with (i) above and the written notice pursuant to and in accordance with (ii) above, or such shorter period of time as the Board of Directors shall determine with respect to any particular conversion (such thirtieth (30th) day or end of shorter period of time being hereinafter referred to as the "Effective

                  Conversion Date"), the holder shall thereupon be deemed to be the holder of record of the Common Shares issuable upon conversion, notwithstanding that the stock transfer books of the Corporation shall then be closed or that the certificate(s) representing such Common Shares shall not then be actually delivered to the holder. Subject to the provisions hereof, immediately following the Effective Conversion Date, the Corporation shall cause its transfer agent to issue and deliver to such holder of Series F Preferred Shares a certificate(s) for the number of Common Shares to which the holder shall be entitled.

                  (C)  Adjustment of Conversion Price.

                  (i) In the event that the Corporation shall (a) pay any dividend on its Common Shares payable in Common Shares; (b) effect a subdivision of its outstanding shares into a greater number of Common Shares (by reclassification, stock split or otherwise than by payment of a dividend in Common Shares); (c) effect a combination or consolidation of its outstanding
                  Common Shares into a lesser number of Common Shares (by reclassification, reverse split or otherwise); (d) issue by reclassification, exchange or substitution of its Common
                  Shares  any  shares of  capital  stock of the  Corporation  or effect any other transaction having similar effect, the Conversion Price in effect immediately prior to such action shall be adjusted so that upon the exercise of the conversion right hereof at any time after the occurrence of any event described above, the holder shall be entitled to receive the Common Shares to which such holder would have been finally entitled, after giving effect to the occurrence of such event, as if such holder had converted the Series F Preferred Shares immediately prior to the occurrence of such event. An adjustment made pursuant to this paragraph (C) shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision, combination, reclassification, exchange or substitution.

                  (ii) In case of any consolidation or merger to which the Corporation is a party, other than a merger or consolidation in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification of, or change (other than a change in par value or from par value to no par value or from no par value to par value, or as a result of subdivision or combination) in, outstanding Common Shares, then the Corporation, or such successor corporation, as the case may be, shall make appropriate provision so that the holder of each Series F Preferred Share then outstanding shall have the right to convert such share into the kind and amount of shares or other securities and property receivable upon such consolidation or merger by a holder of the number of Common Shares into which such Series F Preferred Shares might have been converted immediately prior to such consolidation or merger.

                  (iii) In the event, as of October 10, 1997, the Common Shares are listed on a national securities exchange (an "Exchange") or traded in the over-the-counter market (the "OTC Market") and the October 1997 Common Share Price (as hereinafter defined) does not equal or exceed the Conversion Price then in effect, the Conversion Price shall thereupon, effective October 10, 1997, be reduced to equal the October 1997 Common Share Price. As used herein, (a) the term "October 1997 Common Share Price" shall mean the average of the "market prices" of the Common Shares of the Corporation during the trading days from October 1, 1997 through October 10, 1997 and (b) the term "market price" shall mean the closing price or, if not available, the average of the closing bid and asked prices or, if not available, the average of the highest bid and lowest asked prices of the Common Shares as quoted on an Exchange or in the OTC Market, as reported by NASDAQ or, if not available, by the National Quotation Bureau, Incorporated; provided, however, that, in no event shall the Conversion Price be reduced to less than three dollars fifty cents ($3.50) per share (subject to adjustment pursuant to the provisions of subparagraphs (i) and (ii) of this paragraph (C)) pursuant to the provisions of this subparagraph (iii). Any adjustment pursuant to the provisions of this subparagraph (iii) shall apply only to such Series F Preferred Shares which are outstanding as of the effective date of the adjustment and shall not apply retroactively with respect to any Series F Preferred Shares theretofore converted.

                  (D) Fractional Shares. No fractional Common Shares shall be issued upon conversion of Series F Preferred Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay, in cash, an amount equal to the product of (i) such fraction of a share times
                  (ii) the market price (as hereinabove defined) of one Common Share on the Effective Conversion Date.

                  (E) Reservation of Shares Issuable Upon Conversion. The Corporation shall at all times use its best efforts to reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of the Series F Preferred Shares, such number of its Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding Series F Preferred Shares, and if at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion of all then outstanding Series F Preferred Shares, the Corporation will, as its sole obligation, subject to the requirements of applicable state law, take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purposes; provided, however that nothing contained herein shall preclude the Corporation from satisfying its obligations in respect of the conversion of the Series F Preferred Shares by delivery of purchased Common Shares which are held in the treasury of the Corporation.

                  (F)  Lost, Stolen or Destroyed Certificates.  In the
                  event that the holder shall notify the Corporation that
                  the certificate(s) representing Series F Preferred Shares have been lost, stolen or destroyed and either (i) provide a letter, in form satisfactory to the Corporation, to the effect that he will indemnify the Corporation from any loss incurred by it in connection therewith, and/or (ii) provide an indemnity bond in such amount as is reasonably required by the Corporation, the Corporation having the option of electing either (i) or (ii) or both, the Corporation may, in its sole discretion, accept such letter and/or indemnity bond in lieu of the surrender of the certificate(s) as required by this subsection (v).

                  (G) Statutory Restrictions. The foregoing provisions for conversion of the Series F Preferred Shares shall be subject to all applicable statutory limitations and restrictions.

         (vi) Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Series F Preferred Shares will be entitled to receive, prior and in preference to any distribution of the assets or surplus funds of the Corporation to the holders of any Common Shares by reason of the ownership thereof, and on a pari passu basis with the holders of the Series A, Series B, Series C, Series D and Series E Preferred Shares, if any, an amount equal to the fixed sum of five dollars ($5.00) per share and no more (the "Preferential Amount"). If, upon the occurrence of such an event, the assets and funds thus distributed among the holders of Series F Preferred Shares shall be insufficient to permit the payment to such holders of the full Preferential Amount, then, the entire assets and funds of the Corporation legally available for distribution to the holders of the Series F Preferred Shares shall be distributed ratably among such holders in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. After the payment or setting apart of the full Preferential Amounts required to be paid to the holders of Series A, Series B, Series

                  C, Series D, Series E and Series F Preferred Shares, the holders of Common Shares or any other stock of the Corporation ranking in liquidation junior to the Series A, Series B, Series C, Series D, Series E and Series F Preferred Shares shall be entitled to receive ratably all remaining assets or surplus funds of the Corporation. Neither the merger or consolidation of the Corporation, nor the sale, lease or conveyance of all or part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation, either voluntarily or involuntarily, within the meaning of this section.

         (vii) Sinking Fund. The Series F Preferred Shares shall not be entitled to the benefit of any sinking fund to be applied to their purchase or redemption.

                  (i) Series G Preferred Shares. A series of Preferred Stock is hereby created, to be limited in amount to 145,000 of the 5,000,000 authorized shares of Preferred Stock. The designation, relative rights, powers, preferences, qualifications and limitations are as follows:

                  Section 1.  Designation, Amount and Par Value.  The
                              ---------------------------------
series of Preferred Stock shall be designated as the Series G Convertible Preferred Stock (the "Series G Preferred Stock"), and the number of shares so designated shall be 145,000, of which 20,000 is reserved for issuance solely for payment of stock dividends, if any, hereunder. The par value of each share of Preferred Stock shall be $.001. Each share of Preferred Stock shall have a stated value of $20 per share (the "Stated Value"). The Series G Preferred Stock shall rank, with respect to dividends and distributions upon a Liquidation (as hereinafter defined) or otherwise, pari passu with each other series of preferred stock of the Company outstanding as of the Original Issue Date, including without limitation the Company's Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred

Stock, and shall rank pari passu with respect to dividends and distributions upon a Liquidation or otherwise with each other series of preferred stock of the Company hereafter created unless the terms of such other series of preferred stock expressly states that such series ranks junior to the Series G Preferred Stock. All such other series of preferred stock ranking pari passu with the Series G Preferred Stock is referred to as the "Other Preferred Stock."

                  Section 2.  Dividends.
                  ----------------------

                  (a) Holders of Series G Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, and the Company shall pay, cumulative dividends at the rate per share (as a percentage of the Stated Value per share) equal to 5% per annum, payable, in cash or (at the Company's option) shares of Common Stock or additional Series G Preferred Stock, which the Company shall immediately convert into shares of Common Stock at the Conversion Ratio (as hereinafter defined), in arrears on the Conversion Date (as hereinafter defined) without interest. Dividends on the Series G Preferred Stock shall accrue daily commencing the Original Issue Date (as defined in Section 7) and shall be deemed to accrue on such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. The party that holds the Series G Preferred Stock on an applicable record date for any dividend payment will be entitled to receive such dividend payment and any other accrued and unpaid dividends which accrued prior to such dividend payment date, without regard to any sale or disposition of such Series G Preferred Stock subsequent to the applicable record date but prior to the applicable dividend payment date. Except as otherwise provided herein, if at any time the Company pays less than the total amount of dividends then accrued to the Series G Preferred Stock, such payment shall be distributed ratably among the holders of such series based upon the number of shares held by each holder.

                  (b) So long as any Series G Preferred Stock shall remain outstanding, neither the Company nor any subsidiary thereof shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities (as defined in Section 7), nor shall the Company directly or indirectly pay or declare any dividend or make any distribution (other than a dividend or distribution described in Section 5) upon, nor shall any distribution be made in respect of, any Junior Securities, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities unless all dividends on the Series G Preferred Stock for all past dividend periods shall have been paid.

                  Section 3.  Voting  Rights.  The holders of Series G Preferred
                  ---------------------------
Stock shall be entitled vote on all matters for which holders of the Company's Common Stock are entitled to vote, and shall vote together with such Common
Stock as a single class. Each share of Series G Preferred Stock shall be entitled to the number of votes on such matters as equals the number of shares of Common Stock issuable upon conversion of such share of Series G Preferred Stock had such share been converted on the Original Issue Date in accordance with the terms hereof. So long as any shares of Series G Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the shares of the Series G Preferred Stock then outstanding,
(i) alter or change adversely the powers, preferences or rights given to the Series G Preferred Stock (except that the foregoing shall not be construed to limit the ability of the Company, without the vote of such holders, to grant such voting rights or, subject to the other provisions set forth herein, conversion rights, as it may determine with regard to shares of its capital stock now or hereafter authorized) or (ii) authorize or create any class of stock ranking as to dividends or distribution of assets upon a Liquidation (as defined below) senior to, or prior to the Series G Preferred Stock.

                  Section 4. Liquidation.  Upon any liquidation,  dissolution or
                  -----------------------
winding-up of the Company, whether voluntary or involuntary (a "Liquidation"), the holders of shares of Series G Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Series G Preferred Stock an amount equal to the Stated Value, plus an amount equal to accrued but unpaid dividends per share, whether declared or not, but without interest, before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed shall be distributed among the holders of Series G Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A sale, conveyance or disposition of all or substantially all of the assets of the Company or the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of shall be deemed a Liquidation; provided that, a consolidation or merger of the Company with or into any other company or companies shall not be treated as a Liquidation, but instead shall be subject to the provisions of Section 5. The Company shall mail written notice of any such liquidation, not less than 45 days prior to the payment date stated therein, to each record holder of Series G Preferred Stock.

                  Section 5.  Conversion.
                  -----------------------

                  (a) Each share of Preferred Stock shall be convertible into shares of Common Stock at the Conversion Ratio at the option of the holder in whole or in part at any time after the expiration of the earlier to occur of (i) 90 days after the Original Issue Date and (ii) the date that the Securities and Exchange Commission (the "Commission") declares effective under the Securities Act of 1933, as amended (the "Securities Act"), the registration statement (the "Registration Statement") contemplated by the Registration Rights Agreement (the "Registration Rights Agreement"), by and between the Company and the original holder of Series G Preferred Stock relating to the Series G Preferred Stock and the shares of Common Stock into which the Series G Preferred Stock is convertible in accordance with the terms hereof. Any conversion under this
Section 5(a) shall be of a minimum amount of at least 1,000 shares of Series G Preferred Stock. The holder shall effect conversions by surrendering the certificate or certificates representing the shares of Series G Preferred Stock to be converted to the Company, together with the form of conversion notice attached hereto as Exhibit A (the "Holder Conversion Notice") in the manner set forth in Section 5(j). Each Holder Conversion Notice shall specify the number of shares of Series G Preferred Stock to be converted and the date on which such conversion is to be effected, which date may not be prior to the date the holder delivers such Notice by facsimile (the "Holder Conversion Date"). Subject to
Section 5(c) and, as to the original holder (or its sole designee), subject to

Section 3.11 of the Purchase Agreement (as defined in Section 7), each Holder Conversion Notice, once given, shall be irrevocable. If the holder is converting less than all shares of Series G Preferred Stock represented by the certificate or certificates tendered by the holder with the Holder Conversion Notice, the Company shall promptly deliver to the holder a certificate for such number of shares as have not been converted.

                  (b) Provided that 10 Trading Days shall have elapsed from the date the Commission declared the Registration Statement effective under the Securities Act, each share of the Series G Preferred Stock shall be convertible into shares of Common Stock at the Conversion Ratio at the option of the Company in whole or in part at any time on or after the expiration of one year after the Original Issue Date; provided, however, that the Company is not permitted to deliver a Company Conversion Notice (as defined below) within 10 days of issuing any press release or other public statement relating to such conversion. The Company shall effect such conversion by delivering to the holders of such shares of Series G Preferred Stock to be converted a written notice in the form attached hereto as Exhibit B (the "Company Conversion Notice"), which Company Conversion Notice, once given, shall be irrevocable. Each Company Conversion Notice shall specify the number of shares of Preferred Stock to be converted and the date on which such conversion is to be effected, which date will be at least one Trading Day after the date the Company delivers such Notice by facsimile to the holder (the "Company Conversion Date"). The Company shall give such Company Conversion Notice in accordance with Section 5(j) below at least one Trading Day before the Company Conversion Date. Any such conversion shall be effected on a pro rata basis among the holders of Series G Preferred Stock. Upon the conversion of shares of Series G Preferred Stock pursuant to a Company Conversion Notice, the holders of the Series G Preferred Stock shall surrender the certificates representing such shares at the office of the Company or of any transfer agent for the Series G Preferred Stock or Common Stock. If the Company is converting less than all shares of the Series G Preferred Stock, the Company shall, upon conversion of such shares subject to such Company Conversion Notice and receipt of the certificate or certificates representing such shares of Series G Preferred Stock deliver to the holder or holders a certificate for such number of shares of Series G Preferred Stock as have not been converted. Each of a Holder

Conversion Notice and a Company Conversion Notice is sometimes referred to herein as a "Conversion Notice," and each of a "Holder Conversion Date" and a "Company Conversion Date" is sometimes referred to herein as a "Conversion Date."

                  (c) (i) If on any  Conversion  Date for any shares of Series G
Preferred Stock applicable to any conversion under Section 5(a) or 5(b), the average Per Share Market Value of the Common Stock for the five (5) Trading Days immediately preceding the Conversion Date exceeds 150% of the Initial Conversion Price (as hereinafter defined), the number of shares issuable upon conversion of such shares of Series G Preferred Stock shall be reduced by a number of shares equal to 50% of (A) the amount by which such Per Share Market Value exceeds 150% of the Initial Conversion Price, divided by (B) such average Per Share Market Value, times (C) the number of shares which would otherwise be issuable upon such conversion, but for the reduction provided for in this Section 5(c)(i).

                      (ii) Not later than three Trading Days after the Conversion Date, the Company will deliver to the holder (i) a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those then required by law and as set forth in the Purchase
Agreement), representing the number of shares of Common Stock being acquired upon the conversion of shares of Series G Preferred Stock and (ii) one or more certificates representing the number of shares of Series G Preferred Stock not converted; provided, however that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of any shares of Series G Preferred Stock until certificates evidencing such shares of Series G Preferred Stock are either delivered for conversion to the Company or any transfer agent for the Series G Preferred Stock or Common Stock, or the holder notifies the Company that such certificates have been lost, stolen or destroyed and provides a bond (or other adequate security reasonably acceptable to the Company) satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. The Company shall, upon request of the holder, use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section 5(c) electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. In the case of a conversion pursuant to a Holder Conversion Notice, if such certificate or certificates are not delivered by the date required under this Section 5(c), the holder shall be entitled by written notice to the Company at any time on or before such holder's receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the shares of Preferred Stock tendered for conversion.

                  (d) (i) The conversion price for each share of Series G Preferred Stock (the "Conversion Price") in effect on any Conversion Date shall be the lesser of (a) the average Per Share Market Value for the five (5) Trading Days immediately preceding the Original Issuance Date (the "Initial Conversion Price") and (b) 80% of the average Per Share Market Value for the five (5) Trading Days immediately preceding the Conversion Date; provided, however, that the percentage set forth in clause (b) above is subject to reduction in accordance with the Registration Rights Agreement.

                      (ii) If the Company, at any time while any shares of Series G Preferred Stock are outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Junior Securities payable in shares of its capital stock (whether payable in shares of its Common Stock or of capital stock of any class), (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, the Initial Conversion Price designated in Section 5(d)(i)(a) shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 5(d)(ii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

                      (iii) If the Company, at any time while any shares of Series G Preferred Stock are outstanding, shall issue rights or warrants to all holders of Common Stock (and not to the holders of the Series G Preferred Stock) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Per Share Market Value of Common Stock at the record date mentioned below, the Initial Conversion Price designated in
Section 5(d)(i)(a) shall be multiplied by a fraction, of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. However, upon the expiration of any right or warrant to purchase Common Stock the issuance of which resulted in an adjustment in the Initial Conversion Price designated in Section 5(d)(i)(a) pursuant to this Section 5(d)(iii), if any such right or warrant shall expire and shall not have been exercised, the Initial Conversion Price designated in Section 5(d)(i)(a) shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Conversion Price made pursuant to the provisions of this
Section 5 after the issuance of such rights or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants actually exercised.

                      (iv) If the Company, at any time while shares of Series G Preferred Stock are outstanding, shall distribute to all holders of Common Stock (and not to holders of Series G Preferred Stock) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Section 5(d)(iii) above) then in each such case the Initial Conversion Price at which each share of Series G Preferred Stock shall thereafter be convertible shall be determined by multiplying the Initial Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Per Share Market Value of Common Stock determined as of the record date mentioned above, and of which the numerator shall be such Per Share Market Value of the Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith; provided, however that in the event of a distribution exceeding ten percent (10%) of the net assets of the Company, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an "Appraiser") selected in good faith by the holders of a majority in interest of the shares of Series G Preferred Stock; and provided, further that the Company, after receipt of the determination by such Appraiser shall have the right to select an additional Appraiser, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. In either case the adjustments shall be described in a statement provided to all holders of Preferred Stock of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

                      (v) All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

                      (vi) Whenever the Initial Conversion Price is adjusted pursuant to Section 5(d)(ii),(iii), (iv) or (v), the Company shall promptly mail to each holder of Series G Preferred Stock, a notice setting forth the Initial Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                      (vii)   In case of any reclassification of the
Common Stock, any consolidation or merger of the Company with or into another person, the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, the holders of the Series G Preferred Stock then outstanding shall have the right thereafter to convert such shares only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange, and the holders of the Series G Preferred Stock shall be entitled upon such event to receive such amount of securities or property as the shares of the Common Stock of the Company into which such shares of Series G Preferred Stock could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange would have been entitled. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the holder of Series G Preferred Stock the right to receive the securities or property set forth in this Section 5(d)(vii) upon any conversion following such consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

                      (viii)  If:

                              (a)     the Company shall declare a dividend
                                      (or any other distribution) on its
                                      Common Stock; or
                              (b)     the Company shall declare a special
                                      nonrecurring cash dividend on or a
                                      redemption of its Common Stock; or
                              (c)     the Company shall authorize the
                                      granting to all holders of the
                                      Common Stock rights or warrants to
                                      subscribe for or purchase any shares
                                      of capital stock of any class or of
                                      any rights; or
                              (d)     the approval of any stockholders of
                                      the Company shall be required in
                                      connection with any reclassification
                                      of the Common Stock of the Company

                                      (other than a subdivision  or  combination
                                      of  the   outstanding   shares  of  Common
                                      Stock),  any  consolidation  or  merger to
                                      which the Company is a party,  any sale or
                                      transfer  of all or  substantially  all of
                                      the   assets  of  the   Company,   or  any
                                      compulsory   share  exchange  whereby  the
                                      Common  Stock  is  converted   into  other
                                      securities, cash or property; or
                              (e)     the Company shall authorize the
                                      voluntary or involuntary
                                      dissolution, liquidation or winding-
                                      up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Series G Preferred Stock, and shall cause to be mailed to the holders of Preferred Stock at their last addresses as they shall appear upon the stock books of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating
(x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

                      (ix) In any case in which this Section shall require that an adjustment be made effective as of the record date for a specified event, the Company may elect to defer until occurrence of such event (A) issuing to the holder, if Series G Preferred Stock is to be converted after such record date, the Underlying Shares and other capital stock of the Company, if any, issuable upon such conversion over and above the Underlying Shares and other capital stock of the Company, if any, issuable upon such conversion thereof on the basis of the Conversion Price prior to adjustment and (B) paying to the holder any amount in cash in lieu of a fractional share pursuant to the terms hereof, provided, however, that the Company shall deliver to the holder a due bill or other appropriate instrument evidencing the holder's right to receive such additional Underlying Shares, other capital stock and/or cash upon the occurrence of the event requiring such adjustment.

                  (e) If at any time conditions shall arise by reason of action taken by the Company which in the opinion of the Board of Directors are not adequately covered by the other provisions hereof and which might materially and adversely affect the rights of the holders of Series G Preferred Stock (different than or distinguished from the effect generally on rights of holders of any class of the Company's capital stock) or if at any time any such conditions are expected to arise by reason of any action contemplated by the Company, the Company shall mail a written notice briefly describing the action contemplated and the material adverse effects of such action on the rights of the holders of Series G Preferred Stock at least 20 calendar days prior to the effective date of such action, and an Appraiser selected by the holders of majority in interest of the Series G Preferred Stock shall give its opinion as to the adjustment, if any (not inconsistent with the standards established in this Section 5), of the Conversion Price (including, if necessary, any adjustment as to the securities into which shares of Series G Preferred Stock may thereafter be convertible) and any distribution which is or would be required to preserve without diluting the rights of the holders of shares of Series G Preferred Stock; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case the adjustment shall be equal to the average of the adjustments recommended by each such Appraiser. The Board of Directors shall make the adjustment recommended forthwith upon the receipt of such opinion or opinions or the taking of any such action contemplated, as the case may be; provided, however, that no such adjustment of the Conversion Price shall be made which in the opinion of the Appraiser(s) giving the aforesaid opinion or opinions would result in an increase of the Conversion Price to more than the Conversion Price then in effect.

                  (f) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Series G Preferred Stock as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of Series G Preferred Stock, such number of shares of Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 5(b) and Section 5(d) hereof) upon the conversion of all outstanding shares of Series G Preferred Stock, and in no circumstances shall such reserved and available shares of Common Stock be less than twice the number of shares of Common Stock which would be issuable upon conversion of the Series G Preferred Stock were such conversion effected on the Original Issue Date. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and nonassessable.

                  (g) Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Company elects not, or is unable, to make such a cash payment, the holder of a share of Series G Preferred Stock shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

                  (h) The issuance of certificates for shares of Common Stock on conversion of Series G Preferred Stock shall be made without charge to the holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the holder of such shares of Preferred Stock so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  (i) Shares of Series G Preferred Stock converted into Common Stock or redeemed pursuant to the terms hereof shall be canceled and shall have the status of authorized but unissued shares of preferred stock.

                  (j) Each Holder Conversion Notice shall be given by facsimile and by mail, postage prepaid, addressed to the attention of the Chief Financial Officer of the Company at the facsimile telephone number and address of the principal place of business of the Company. Each Company Conversion Notice shall be given by facsimile and by mail, postage prepaid, addressed to each holder of Series G Preferred Stock at the facsimile telephone number and address of such holder appearing on the books of the Company or provided to the Company by such holder for the purpose of such Company Conversion Notice, or if no such facsimile telephone number or address appears or is so provided, at the principal place of business of the holder. Any such notice shall be deemed given and effective upon the earliest to occur of (i)(a) if such Conversion Notice is delivered via facsimile at the facsimile telephone number specified in this
Section 5(j) prior to 6:00 p.m. (Eastern Standard Time) on any date, such date (or, in the case of a Company Conversion Notice, the next Trading Day) or such later date as is specified in the Conversion Notice, and (b) if such Conversion Notice is delivered via facsimile at the facsimile telephone number specified in this Section 5(j) after 6:00 p.m. (Eastern Standard Time) on any date, the next date (or, in the case of a Company Conversion Notice, the next Trading Day after such next day) or such later date as is specified in the Conversion Notice, (ii) five days after deposit in the United States mails or (iii) upon actual receipt by the party to whom such notice is required to be given.

                  Section 6.  Company Redemption Option.
                  --------------------------------------

                  The Company may, at its option, redeem any outstanding and unconverted Series G Preferred Stock on the third anniversary of the Original Issue Date (the "Optional Redemption Date"), provided that the Company notifies the holders thereof no later than the third business day prior to the Optional Redemption Date of its intention to do so.

                  If the Company elects to redeem such outstanding and unconverted shares of Series G Preferred Stock, the redemption price per share (the "Optional Redemption Price") shall equal the Conversion Price on the Optional Redemption Date and shall be paid by the Company to the holders of such unconverted Series G Preferred Stock on the Optional Redemption Date. If any portion of the Optional Redemption Price shall not be paid by the Company within 7 calendar days after the Optional Redemption Date, such Optional Redemption Price shall be increased by an amount accruing from the 7th day to the 21st day after the Optional Redemption Date at the rate of 5% per annum, from the 22nd day to the 60th day at 8% per annum and from the 61st day until paid at the rate of 12% per annum. However, if any portion of the Optional Redemption Price remains unpaid more than 7 calendar days after the Optional Redemption Date, then the holder may elect, by written notice to the Company given within 45 days after the Optional Redemption Date, to either (i) demand conversion in accordance with the formula and the time frame therefor set forth in Section 5 for a conversion at the option of the holder hereof of all Series G Preferred Shares for which the Optional Redemption Price, plus interest, has not been paid in full (the "Unpaid Optional Redemption Shares"), in which event the Per Share Market Price for such shares shall be the lower of the Per Share Market Price calculated on the Optional Redemption Date and the Per Share Market Price as of the holder's written demand for conversion, or (ii) demand that the Company withdraw its election to force such redemption. If the holder elects option (i) above, the Company shall within three business days of its receipt of such election deliver to the holder the shares of Common Stock issuable upon conversion of the Unpaid Shares subject to such holder conversion demand and otherwise perform its obligations hereunder with respect thereto; or, if the Holder elects option (ii) above, the Company shall promptly, and in any event not later than three business days from receipt of holder's notice of such election, return to the holder all of the Unpaid Optional Redemption Shares.

                  Section 7.  Definitions.  For the purposes hereof, the
                  -----------------------
following terms shall have the following meanings:

                  "Common Stock" means shares now or hereafter authorized of the class of Common Stock, par value $.001, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

                  "Conversion Ratio" means, at any time, a fraction, of which the numerator is Stated Value plus accrued but unpaid dividends (which shall not include dividends paid upon conversion) and of which the denominator is the Conversion Price at such time.

                  "Junior Securities" means the Common Stock and all other equity securities of the Company, except the Other Preferred Stock.

                  "Original Issue Date" shall mean the date of the first issuance of any shares of the Series G Preferred Stock regardless of the number of transfers of any particular shares of Series G Preferred Stock and regardless of the number of certificates which may be issued to evidence such Series G Preferred Stock.

                  "Per Share Market Value" means on any particular date (a) the closing bid price per share of the Common Stock on such date on The NASDAQ SmallCap Market or other market or stock exchange on which the Common Stock has been listed or if there is no such price on such date, then the closing bid price on such market or exchange on the date nearest preceding such date, or (b) if the Common Stock is not listed on The NASDAQ SmallCap Market or any market or stock exchange, the closing bid for a share of Common Stock in the over-the-counter market, as reported by the NASDAQ Stock Market at the close of business on such date, or (c) if the Common Stock is not quoted on the NASDAQ Stock Market, the closing bid price for a share of Common Stock in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), of (d) if the Common Stock is no longer reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant conversion period as determined by the holder, or
(e) if the Common Stock is no longer publicly traded the fair market value of a share of Common Stock as determined by an Appraiser (as defined in Section 5(d)(iv) above) selected in good faith by the holders of a majority in interest of the shares of the Series G Preferred Stock; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which



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



case, the fair market value shall be equal to the average of the determinations by each such Appraiser.

                  "Person" means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

                  "Purchase Agreement" means the Convertible Preferred Stock Purchase Agreement between the Company and the original holder of the Series G Preferred Stock.

                  "Trading Day" means (a) a day on which the Common Stock is traded on The NASDAQ SmallCap Market or principal stock exchange on which the Common Stock has been listed, or (b) if the Common Stock is not listed on The NASDAQ SmallCap Market or any stock exchange, a day on which the Common Stock is traded in the over-the-counter market, as reported by the NASDAQ Stock Market, or (c) if the Common Stock is not quoted on the NASDAQ Stock Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices).



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



                                    EXHIBIT A
                              NOTICE OF CONVERSION
                            AT THE ELECTION OF HOLDER

(To be Executed by the Registered Holder in order to Convert shares of Series G Preferred Stock)

The undersigned hereby elects to convert the number of shares of Series G Convertible Preferred Stock indicated below, into shares of Common Stock, par value U.S.$.001 per share (the "Common Stock"), of AMNEX, Inc. (the "Company") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:   ___________________________________________________
                            Date to Effect Conversion

                           ---------------------------------------------------
                           Number of shares of Series G Preferred
                              Stock to be Converted

                           ---------------------------------------------------
                           Applicable Conversion Price

                           ---------------------------------------------------
                           Signature

                           ---------------------------------------------------
                           Name:

                           ---------------------------------------------------
                           Address:


         The Company undertakes to promptly upon its receipt of this conversion notice (and, in any case prior to the time it effects the conversion requested hereby), notify the converting holder by facsimile of the number of shares of Common Stock outstanding on such date and the number of shares of Common Stock which would be issuable to the holder if the conversion requested in this



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



conversion notice were effected in full, whereupon, the holder may, within one day of the notice from the Company, revoke the conversion requested hereby to the extent that it determines that such conversion would result in it owning in excess of 4.9% of the outstanding shares of Common Stock on such date, and the Company shall issue to the holder one or more certificates representing shares of Series G Preferred Stock which have not been converted as a result of this provision. If the holder waives the applicability of this limitation by notice to the Company delivered upon its receipt of the Company's notice regarding the number of outstanding shares of Common Stock or if the Purchaser fails to respond to the Company's notice within one day thereafter, the Company shall effect in full the conversion requested in this notice.



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



                                    EXHIBIT B

                                   AMNEX, INC.

                             NOTICE OF CONVERSION AT
                           THE ELECTION OF THE COMPANY


The undersigned in the name and on behalf of AMNEX, Inc. (the "Company") hereby notifies the addressee hereof that the Company hereby elects to exercise its right to convert [ ] shares of its Series G Convertible Preferred Stock held by the Holder into shares of Common Stock, par value U.S.$.001 per share (the "Common Stock") of the Company according to the terms hereof, as of the date written below. No fee will be charged to the Holder for any conversion hereunder, except for such transfer taxes, if any which may be incurred by the Company if shares are to be issued in the name of a person other than the person to whom this notice is addressed.


Conversion calculations:   ___________________________________________________
                            Date to Effect Conversion

                           ---------------------------------------------------
                           Number of Shares of Preferred Stock
                           to be Converted

                           ---------------------------------------------------
                           Applicable Conversion Price

                           ---------------------------------------------------
                           Number of Shares of Common Stock
                           Outstanding as at the Close of Trading on the Conversion Date


                           AMNEX, INC.


                           By:________________________________________________

                              Title:__________________________________________





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
         (j) Series L Preferred Shares. A series of Preferred Shares is hereby created, to be limited in amount to 200,000 of the 5,000,000 authorized Preferred Shares. The designation, relative rights, powers, preferences, qualifications and limitations are as follows:
         (i) Designation of Series. The designation of the series of Preferred Shares created hereby shall be Series L Preferred Shares (hereinafter the "Series L Preferred Shares").

         (ii) Dividends. The holders of Series L Preferred Shares, on a pari passu basis with the holders of the Corporation's Common Shares (based upon the number of Common Shares into which the Series L Preferred Shares are convertible), Series F Preferred Shares and any other series of Preferred Shares of the Corporation hereafter created which shall have a pari passu right with the holders of the Common Shares to receive dividends, shall be entitled to receive such dividends as may be declared by the Board of Directors. Declared but unpaid dividends shall not bear interest.

                  The rights of the holders of the Series L Preferred Shares shall be junior and subordinate to the rights of the holders of the Series A, Series B, Series C, Series D, Series E and Series G Preferred Shares of the Corporation to receive dividends, as well as to the right of any other series of Preferred Shares of the Corporation hereafter created which shall have any preferential right to receive dividends before the holders of the Common Shares.

         (iii) Voting Rights. The holders of the Series L Preferred Shares shall be entitled to vote on all matters at all meetings of the shareholders of the Corporation, and shall be entitled to such number of votes for each Series L Preferred Share entitled to vote at such meetings as is set forth below, voting together with the holders of Common Shares, and other Preferred Shares who are entitled to vote, if any such shares are then outstanding, and not as a separate class, except as required by law. The number of votes to which the holders of the Series L Preferred Shares shall be entitled to vote for each Series L Preferred Share shall equal the number of Common Shares of the Corporation into which such Series L Preferred Share would convert upon the occurrence of the Mandatory Conversion Event(as hereinafter defined).

         (iv) Redemption. The Series L Preferred Shares shall not be subject to mandatory redemption by either the Corporation or the holders thereof.

         (v)      Conversion.

                  (A) Mandatory Conversion Event and Price. Immediately upon the filing with the Secretary of State of New York of the Certificate of Amendment (as hereinafter defined) (the "Mandatory Conversion Event"), each Series L Preferred Share shall convert into fifteen (15) Common Shares of the Corporation (the "Conversion Ratio"), subject to adjustment as hereinafter set forth.

                  (B) Procedure. Before any holder of Series L Preferred Shares shall be entitled to receive Common Shares upon conversion, the holder shall surrender the certificate(s) therefor, duly endorsed, at the principal offices of the Corporation. Subject to the provisions hereof, effective upon the occurrence of the Mandatory Conversion Event (the "Effective Conversion Date"), the holder shall thereupon be deemed to be the holder of record of the Common Shares issuable upon conversion, notwithstanding that the stock transfer books of the Corporation shall then be closed or that the certificate(s) representing such Common Shares shall not then be actually delivered to the holder. Subject to the provisions hereof,
                  promptly   following  the  Effective   Conversion   Date,  the
                  Corporation shall cause its transfer agent to issue and deliver to such holder of Series L Preferred Shares a certificate for the number of Common Shares to which the holder shall be entitled.

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

                  (C)  Adjustment of Conversion Ratio.

                  (i) In the event that the Corporation shall (a) pay any dividend on its Common Shares payable in Common Shares; (b) effect a subdivision of its outstanding shares into a greater number of Common Shares (by reclassification, stock split or otherwise than by payment of a dividend in Common Shares); (c) effect a combination or consolidation of its outstanding
                  Common Shares into a lesser number of Common Shares (by reclassification, reverse split or otherwise); (d) issue by reclassification, exchange or substitution of its Common
                  Shares  any  shares of  capital  stock of the  Corporation  or effect any other transaction having similar effect, the Conversion Ratio in effect immediately prior to such action shall be adjusted so that, in the event of the occurrence of the Mandatory Conversion Event at any time after the occurrence of any event described above, the holder shall be entitled to receive the Common Shares to which such holder would have been finally entitled, after giving effect to the occurrence of such event, as if such holder had converted the Series L Preferred Shares immediately prior to the occurrence of such event. An adjustment made pursuant to this paragraph
                  (C) shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision, combination, reclassification, exchange or substitution.

                  (ii) In case of any consolidation or merger to which the Corporation is a party, other than a merger or consolidation in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification of, or change (other than a change in par value or from par value to no par value or from no par value to par value, or as a result of subdivision or combination) in, outstanding Common Shares, then the Corporation, or such successor corporation, as the case may be, shall make appropriate provisions so that the holder of each Series L Preferred Share then outstanding

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



                  shall have the right to convert such share into the kind and amount of shares or other securities and property receivable upon such consolidation or merger by a holder of the number of Common Shares into which such Series L Preferred Shares might have been converted immediately prior to such consolidation or merger.

                  (D) Fractional Shares. No fractional Common Shares shall be issued upon conversion of Series L Preferred Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay, in cash, an amount equal to the product of (i) such fraction of a share times
                  (ii) the market price of one Common Share on the Effective Conversion Date.

                  (E) Reservation of Shares Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of the Series L Preferred Shares, such number of its Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding Series L Preferred Shares; provided, however, that nothing contained herein shall preclude the Corporation from satisfying its obligations in respect of the conversion of the Series L Preferred Shares by delivery of Common Shares which are held in the treasury of the Corporation. Notwithstanding the foregoing, the Corporation shall not be obligated to reserve and keep available out its authorized but unissued Common Shares, or issue, any Common Shares to the holders of the Series L Preferred Shares unless and until it shall have filed with the Secretary of State of New York a Certificate of Amendment of its Certificate of Incorporation as a result of which there will be a sufficient number of authorized Common Shares of the Corporation available for issuance upon the conversion of the Series L Preferred Shares and the exercise of any and all outstanding purchase, exchange or conversion rights for the acquisition of Common Shares of the Corporation (the "Certificate of Amendment").



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



                  (F) Lost, Stolen or Destroyed Certificates. In the event that the holder shall notify the Corporation that the certificate(s) representing Series L Preferred Shares have been lost, stolen or destroyed and either (i) provide a letter, in form satisfactory to the Corporation, to the effect that he will indemnify the Corporation from any loss incurred by it in connection therewith, and/or (ii) provide an indemnity bond in such amount as is reasonably required by the Corporation, the Corporation having the option of electing either (i) or (ii) or both, the Corporation may, in its sole discretion, accept such letter and/or indemnity bond in lieu of the surrender of the certificate(s) as required by this subsection (v).

                  (G) Statutory Restrictions. The foregoing provisions for conversion of the Series L Preferred Shares shall be subject to all applicable statutory limitations and restrictions.

         (vi) Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Series L Preferred Shares will be entitled to receive, prior and in preference to any distribution of the assets or surplus funds of the Corporation to the holders of any Common Shares by reason of the ownership thereof, and on a pari passu basis with the holders of the Series A, Series B, Series C, Series D, Series E, Series F, and Series G Preferred Shares and any Series H, Series I, Series J, and/or Series K Preferred Shares hereafter authorized, an amount equal to the fixed sum of forty-five dollars and forty-five cents ($45.45) per share and no more (the "Preferential Amount"). If, upon the occurrence of such an event, the assets and funds thus distributed among the holders of Series L Preferred Shares shall be insufficient to permit the payment to such holders of the full Preferential Amount, then, the entire assets and funds of the Corporation legally available for distribution to the holders of the Series L Preferred Shares shall be distributed ratably among such holders in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full.

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



                  After the payment or setting apart of the full Preferential Amounts required to be paid to the holders of Series A, Series B, Series C, Series D, Series E, Series F, Series G and Series L Preferred Shares and any Series H, Series I, Series J and/or Series K Preferred Shares hereafter authorized, the holders of Common Shares or any other stock of the Corporation ranking in liquidation junior to the Series A, Series B, Series C, Series D, Series E, Series F, Series G and Series L Preferred Shares and any Series H, Series I, Series J and/or Series K Preferred Shares hereafter authorized, shall be entitled to receive ratably all remaining assets or surplus funds of the
                  Corporation. Neither the merger or consolidation of the Corporation, nor the sale, lease or conveyance of all or part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation, either voluntarily or involuntarily, within the meaning of this section.

          (vii) Sinking Fund. The Series L Preferred Shares shall not be entitled to the benefit of any sinking fund to be applied to their purchase or redemption."

         (5) No holder of any shares of the Corporation shall, because of his ownership of shares of the Corporation, have a pre-emptive or other right to purchase, subscribe for, or take any part of any shares of the Corporation, or any part of any notes, debentures, bonds, or other securities convertible into or providing for options or warrants to purchase shares of the Corporation which are issued, offered, or sold by the Corporation after its incorporation, whether the shares, notes, debentures, bonds, or other securities be authorized by this certificate of incorporation or by an amended certificate duly filed and in effect at the time of the issuance, offer, or sale of such shares, notes, debentures, bonds, or other securities. Any part of the shares authorized by this Certificate of Incorporation, or by an amended certificate duly filed, and any part of any notes, debentures, bonds, or other securities convertible into or providing for options or warrants to purchase shares of the Corporation may at any time be issued, offered for sale, and sold or disposed of by the Corporation, pursuant to a resolution of its Board of Directors and to such persons and upon such terms and conditions as the Board of Directors may, in its sole discretion, deem proper and advisable, without first offering to existing shareholders any part of such shares, notes, debentures, bonds, or other securities.

         (6) The Secretary of State is designated as the agent of the Corporation upon whom process against the Corporation may be served, and the address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is 101 Park Avenue, New York, New York 10178,
Attention:  Vice President - General Counsel.

         (7) A director of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for any breach of duty in his capacity as a director, unless a judgment or other final adjudication adverse to him establishes that (i) his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or (ii) he personally gained in fact a financial or other advantage to which he was not legally entitled or (iii) his acts violated Section 719 of the Business Corporation Law. Neither the amendment nor repeal of this Article 7, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article 7, shall eliminate or reduce the effect of this Article 7 in respect of any matter occurring, or any cause of action, suit or claim that but for this Article 7 would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.






                                       73